Exhibit 2.1


                       AMENDED AND RESTATED STOCK PURCHASE
                         AND RECAPITALIZATION AGREEMENT

                                  By and Among

                                    A21, INC.

                                       and

                                SUPERSTOCK, INC.,

                                       and

                            SELLERS LISTED ON ANNEX A

                     ---------------------------------------

                             Dated November 10, 2003
                            Amended November 20, 2003
                  Amended and Restated as of February 29, 2004

                     ---------------------------------------

                  PURCHASE OF COMMON STOCK OF SUPERSTOCK, INC.

                      RECAPITALIZATION OF SUPERSTOCK, INC.

            --------------------------------------------------------

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                       AMENDED AND RESTATED STOCK PURCHASE
                          AND RECAPITALIZATON AGREEMENT

     THIS AGREEMENT is made as of November 10, 2003, amended November 20, 2003, and amended and restated as of February 29, 2004, by and among a21, Inc., a Texas corporation with its principal place of business at One Embarcadero Center, Suite 500, San Francisco, California 94111 ("Buyer"), and SuperStock, Inc., a Florida corporation with its principal place of business at 7660 Centurion Parkway, Jacksonville, Florida 32256 ("SSI"), and the stockholders of SSI, whose names and addresses are set forth on Sellers' signature pages attached hereto as Annex A hereto (collectively, "Sellers").

     WHEREAS, Sellers will own at closing all of the outstanding capital stock of SSI; and

     WHEREAS, SSI and its subsidiaries (collectively, the "Company") are engaged in the business of providing imagery to the advertising, publishing and graphic design industry worldwide (the "Business"); and

     WHEREAS, the parties desire that Sellers sell to Buyer, and that Buyer purchase from Sellers, a portion of the outstanding capital stock of SSI and that SSI be recapitalized, as more specifically provided herein;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                             ARTICLE 1. DEFINITIONS

     Section 1.1. Certain Definitions. In addition to the other definitions contained in this Agreement, the following terms will, when used in this Agreement, have the following respective meanings:

     "a21 Common Stock" means the common stock, par value $0.001 per share, of Buyer.

     "Affiliates" means, with respect to any Person, any Persons directly or indirectly controlling, controlled by, or under common control with, such other Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term "control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through the ownership of fifty percent (50%) of such Person's voting securities or by contract or otherwise.

     "Agreement" means this Stock Purchase and Recapitalization Agreement, including all Exhibits and Schedules hereto, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

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     "Applicable Employee" means each Person who, immediately prior to the
Closing, is employed by the Company.

     "Audited Financial Statements" means the consolidated balance sheet, statement of operations and statement of cash flows of the Company as of and for the years ended May 31, 2003, 2002, 2001 and 2000 together with the notes and schedules thereto, and accompanied by the opinion of the Company's Auditors.

     "Auditors" means Grenadier, Howard & Associates, P.A., and Howard & Company, P.A. (for 2003), the auditors regularly retained by the Company.

     "Books and Records" means books, ledgers, files, reports, operating records, accounting records, price lists, correspondence and other forms of information relating in any manner to the business, assets, properties or operations, or the business, financial or statistical history, of a Person, whether in written, electronic or magnetic form.

     "Closing" means the closing and consummation of the Transaction.

     "Closing Documents" means (a) with respect to Sellers, all agreements, documents and instruments required to be delivered by Sellers at the Closing, as set forth in Sections 7.1 and 7.2, and (b) with respect to Buyer, all agreements, documents and instruments required to be delivered by Buyer at the Closing, as set forth in Sections 7.1 and 7.3.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company Benefit Plans" means those benefit plans, contracts, agreements or arrangements of the Company, including "employee benefit plans" within the meaning of Section 3(3) of ERISA, plans of deferred compensation, and employment, retention, termination, severance, bonus, incentive compensation, disability, salary continuation, employee stock purchase, stock option or other obligations of the Company and as to which the Company has an obligation, contingent or otherwise, after Closing.

     "Encumbrances" means liens, charges, encumbrances, security interests, options or any other restrictions or third party rights.

     "Environment" means all air, surface water, groundwater, drinking water or land, including land surface or subsurface.

     "Environmental Law" means any Law relating to the Environment, natural resources, or health and safety and includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 2601 et seq., the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., as such

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Laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

     "Environmental Permits" means all approvals, consents, permits, licenses, registrations, certificates and other authorizations required by any applicable Environmental Law, including: (a) pollution or the protection of the Environment, occupational health or safety, including those relating to the emission, Release or discharge of any Hazardous Substances into the Environment;
(b) the manufacture, processing, distribution, use, treatment, storage, disposal, generation, packaging, transport or handling of Hazardous Substances; or (c) the containment, cleanup or other remediation of Hazardous Substances from any real property.

     "Environmental Costs and Liabilities" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including reasonable fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and Remedial Action) arising from or under any Environmental Law, or order or contract related to environmental matters with any Governmental Entity or other Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" means Fisher, Tousey, Leas & Ball, P.A., a Florida Professional Service Corporation.

     "Escrow Agreement" means the Escrow Agreement, dated as of the Closing Date, among Buyer, Sellers and the Escrow Agent attached as Exhibit 2.2(a).

     "Facility" means the land and building located at 7660 Centurion Parkway, Jacksonville, Florida owned by SSI.

     "GAAP" means U.S. generally accepted accounting principles in effect on the date on which they are to be applied pursuant to this Agreement, applied consistently throughout the relevant periods.

     "Governmental Authorizations" means all licenses, permits, certificates and other authorizations and approvals of any Governmental Entity required to carry on the Business as currently conducted in the Ordinary Course under any Law.

     "Governmental Entity" means any U.S. or non-U.S. local, state, federal, national, provincial, regional or other government, including each of their respective branches, departments, agencies, courts, instrumentalities or other subdivisions.

     "Hazardous Substance" means any substance, material or waste which is regulated by any Governmental Entity, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

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     "Indemnified Parties" means, as appropriate in the context, either Buyer
Indemnified Parties or Seller Indemnified Parties.

     "Indemnifying Party" means a party providing indemnification pursuant to
Article VIII.

     "Last Balance Sheet Date" means the date of the balance sheet included in the Last Financial Statements.

     "Last Financial Statements" means the consolidated balance sheet, statement of operations and statement of cash flows of the Company as of and for the year ended May 31, 2003, together with the notes and schedules thereto, and accompanied by the opinion of the Company's Auditors.

     "Law" means any applicable law, statute, ordinance, rule, regulation, code, order, judgment, injunction, decree or judicial or administrative doctrine that is legally promulgated or issued by any Governmental Entity.

     "Losses" means damages, claims, losses, charges, actions, suits, proceedings, deficiencies, interest, penalties and reasonable costs and expenses associated therewith (including reasonable attorneys' fees, litigation costs, removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation and ongoing monitoring), in each case on an after-tax basis, and has the further meaning given it by Section 8.3(a).

     "Majority Holder" means the holders of a majority of the issued and outstanding shares of Class A Voting Common Stock, par value $0.10 per share, of SSI (the "SSI Shares") as of the Closing Date, as set forth on Annex A hereto.

     "Material Adverse Effect" means an effect that is materially adverse to the business, assets, liabilities, properties, condition or results of operations of the Company taken as a whole.

     "Net Worth" means the sum of total assets less total liabilities calculated in accordance with GAAP on a basis consistent with, and using the same accounting methods, policies, practices and procedures as employed in the preparation of the Company's financial statements.

     "Ordinary Course" means the conduct of the Business consistent with the Company's normal and customary practices and procedures, so long as such practices and procedures are in accordance with, and do not violate or conflict with, any Laws.

     "Permitted Encumbrances" means: (a) Encumbrances that secure or constitute a liability that was recorded on the balance sheet included in the Last Financial Statements; (b) liens for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; (c) mechanics', carriers', workers', repairmen's, statutory or common law liens being contested in good faith by appropriate proceedings; (d) rights of third parties under all licenses in the Owned Intellectual Property and Owned Images granted by the Company in the Ordinary Course prior to the Closing Date; (e) with respect to real property:
(i) easements, quasi-easements, covenants, rights-of-way or other similar restrictions of record; (ii) zoning, building, subdivision or other similar

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requirements or restrictions; and (iii) inchoate landlords' and similar liens for amounts not yet due and payable and not relating to any breach or default, none of which items described in this clause (e) materially impair the value or interfere with the use of such real property for its current purposes or purposes currently contemplated by the Company; and (f) those items set forth on
Schedule 3.10(a).

     "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust or any other entity.

     "Receivables" means any and all accounts receivable, notes and other amounts receivable by the Company from third parties (including, without limitation, customers) arising from the conduct of the Business through the Closing Date.

     "Release" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Substance into the indoor or outdoor Environment or into or out of any property.

     "Remedial Action" means all actions, including any capital expenditures, undertaken to: (a) clean up, remove, treat, contain or monitor any Hazardous Substance; (b) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor Environment; (c) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) bring facilities of the Company on any property owned, operated or leased by the Company and the operations conducted by the Company thereon into compliance with all Environmental Laws and Environmental Permits.

     "Required Approvals" means, collectively, the consents, approvals, waivers, authorizations, novations, notices and filings which are necessary for the consummation of the Transaction and are listed on Schedule 1.1(a).

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Laws" means and includes the Securities Act, state securities or "blue sky" Laws, and all other U.S. and non-U.S. Laws that regulate the offering, sale or disposition of securities.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, association, trust or other entity of which such Person, directly or indirectly, owns more than 50 percent of the voting securities or other ownership interests (or such lesser amount as has the power, direct or indirect, to elect a majority of the Board of Directors or other governing body thereof).

     "Taxes" means all taxes, charges, fees, imposts or other assessments levied or imposed by any Governmental Entity, including income, gross receipts, windfall profits, value added, severance, production, sales, use, license, excise, franchise, employment, environmental, real property, personal property, transfer, alternative minimum, estimated, withholding or other taxes,

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together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, whether or not disputed or contested.

     "Tax Returns" means all U.S. and non-U.S. reports and returns required to be filed with respect to Taxes, including all attachments thereto.

     "SSI Shares" means an aggregate of (a) 2,000 shares of the Class A Voting Common Stock, par value $0.10 per share, of SSI and (b) 63,656 shares of the Class B Nonvoting Common Stock, par value $0.10 per share, of SSI, that being all of the capital stock of SSI issued and outstanding.

     "Transaction" means, collectively, the parties' purchase and sale of the SSI Shares, the recapitalization of SSI, and execution and delivery of the Closing Documents, pursuant to this Agreement.

     "U.S." means the United States of America.

     Section 1.2. Interpretation. In this Agreement, unless the express context otherwise requires:

          (a) the words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (b) references to "Article" or "Section" are to the respective Articles and Sections of this Agreement, and references to "Exhibit" or "Schedule" are to the respective Exhibits and Schedules annexed hereto;

          (c) references to a "party" means a party to this Agreement and include references to such party's successors and permitted assigns;

          (d) references to a "third party" means a Person that is neither a party to this Agreement nor an Affiliate thereof;

          (e) the terms "dollars" and "$" means U.S. dollars;

          (f) references to a party's "knowledge" or any similar phrase means
(i) in the case of Sellers, the collective actual knowledge of any Seller after due inquiry, (ii) in the case of the Company, the collective actual knowledge the senior management personnel of the Company after due inquiry, or (ii) in the case of Buyer, the collective actual knowledge of the senior management personnel of Buyer after due inquiry;

          (g) terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

          (h) the masculine pronoun includes the feminine and the neuter, and vice versa, as appropriate in the context; and

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          (i) wherever the word "include," "includes" or "including" is used in this Agreement, it will be deemed to be followed by the words "without limitation."

                          ARTICLE 2. PURCHASE AND SALE

     Section 2.1. Purchase and Sale of Shares. On the terms and subject to the conditions set forth herein, at the Closing:

          Upon and subject to the terms and conditions of this Agreement, at the Closing, Sellers shall sell or cause the sale of and transfer to Buyer, and Buyer shall purchase, acquire and accept from each Seller, all legal and beneficial interest in 2,000 shares of Class A Voting Common Stock of SSI and 52,713 shares of Class B Nonvoting Common Stock of SSI (the "Purchased Shares") free and clear of all Encumbrances (the "Purchase"). Buyer shall not Purchase from Sellers their remaining 10,943 shares of Class B Nonvoting Common Stock of SSI (the "Remaining Shares"). At the Closing, each Seller shall deliver or cause delivery to Buyer of certificates evidencing the Purchased Shares accompanied by duly executed stock powers in favor of Buyer in the proportions stated on Annex A hereto. Nothing in this Agreement shall oblige Buyer to buy any of the Purchased Shares or otherwise complete this Agreement unless the sale and purchase of all the Purchased Shares is completed simultaneously.

     Section 2.2. Purchase Price. On the terms and subject to the conditions set forth herein, the aggregate purchase price to be paid by Buyer to Sellers for the Purchased Shares shall be up to $5,760,625 in cash, notes and contingent payments (the "Purchase Price") and shall be adjusted for ss.6.19 and shall be payable as follows:

          (a) $2,600,625 in cash, payable at the Closing, and a $1,576,250 (taking into account the adjustment required by the "Second Method" provided in ss.6.19) note ("Purchase Price Note"), subject to adjustment as set forth in
Section 2.3 (made up of the Company's estimated net worth of $2,510,625 ("Estimated Net Worth") plus $1,750,000); provided, however, that (i) the Purchase Price Note is that certain Amended and Restated Revolving Promissory Note originally dated May 21, 1999 and amended and restated as of the date hereof, in the form attached hereto as Exhibit 2.2(a)(i), between SSI and First Union National Bank (now known as Wachovia Bank, National Association) which assigned all of its rights to Capital Crossing Bank, which note has been purchased by Buyer and is to be assigned to the Sellers pursuant to this Agreement, and (ii) the first $400,000 of the payments other than interest on such note (which otherwise would have been paid to the Sellers) will instead be deposited into escrow with the Escrow Agent, pursuant to the terms of an Escrow Agreement, in the form attached hereto as Exhibit 2.2(a)(ii), to secure any obligations of Sellers under Section 2.4(f) or Section 6.10 (the "Escrowed Amount") with the Escrowed Amount being allocated among the Sellers as set forth in Annex A.

          (b) up to $1,500,000 in cash, payable in four consecutive annual installments if the Company meets or exceeds the revenue projections set forth in Exhibit 2.2(b) and pursuant to the terms and conditions forth therein.

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          (c) The Purchase Price shall be allocated among the Sellers as set forth on Annex A attached hereto.

          (d) a21 shall guarantee the Purchase Price Note and deliver such Guarantee pursuant to Section 7.3(iv) of this Agreement.

          (e) a warrant or warrants each, in the form attached hereto as Exhibit 2.2(e) (the "Warrants") to purchase, in the aggregate, one hundred sixty thousand (160,000) shares of Buyer's Common Stock at a price of $0.56 per share of Common Stock allocated amongst the Sellers as provided on Annex A.

     Section 2.3. Recapitalization.

          (a) Immediately following the Closing of the Purchase, SSI shall adopt a Plan of Recapitalization in such form as attached hereto as Exhibit 2.3(a)(i). Such Plan of Recapitalization shall provide that immediately subsequent to the Purchase of the Purchased Shares by Buyer, SSI shall recapitalize by amending the Articles of Incorporation of SSI in the manner set forth in the Articles of Amendment (the "Articles of Amendment") attached hereto as Exhibit 2.3(a)(ii) (which shall be filed simultaneously with Closing) and issuing to Sellers, in exchange for the Remaining Shares, 1,666,717 shares (the "Participating Preferred Shares") of Participating Preferred Stock, par value $0.0010 per share, of SSI, said shares being exchangeable for shares of a21 Common Stock pursuant to an Exchange Agreement among Purchasers, SSI and a21 in such form as attached hereto as Exhibit 2.3(a)(iii) (the "Exchange Agreement") and having such rights, privileges and qualifications set forth in the Articles of Amendment and issuing to Buyers, in exchange for the Purchased Shares, 8,333,282 shares (the "New Common Shares") of Voting Common Stock, par value $.0010 per share, of SSI and having the rights, privileges and qualifications set forth in the Articles of Amendment.

          (b) The shares of a21 Common Stock received by Purchasers pursuant to the Exchange Agreement shall have the registration rights as set forth in the Registration Rights Agreement in such form as attached hereto as Exhibit 2.3(b) (the "Registration Rights Agreement"). In addition, Seller shall be entitled to additional Participating Preferred Shares as provided in Exhibit 2.2(b) if the Company meets or exceeds the revenue projections set forth in Exhibit 2.2(b) pursuant to the terms and conditions set forth therein. All Participating Preferred Shares issued to Sellers pursuant to Exhibit 2.2(b) shall also be exchangeable for shares of a21 Common Stock pursuant to the Exchange Agreement, and such additional shares of a21 Common Stock as Purchaser may receive under the Exchange Agreement shall also have the registration rights set forth in the Registration Rights Agreement.

          (c) The Participating Preferred Shares received by the Sellers upon recapitalization of SSI or received by the Sellers under Exhibit 2.2(b) shall be allocated among the Sellers as set forth in Annex A attached hereto.

          (d) Prior to the Closing and upon written notice to the Buyer, in lieu of the Participating Preferred Shares, the Sellers may elect to receive nonvoting common stock, par value $.0010 per share, of SSI having the rights, privileges and qualifications as the Voting

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Common Stock described in the Articles of Amendment, except the right to vote
(the "Nonvoting Common Stock"). If such election is made, all references in this Agreement (other than Section 7.3(e)) to Participating Preferred Shares shall be changed to Nonvoting Common Stock and all of the Exhibits attached hereto shall be appropriately modified prior to Closing.

     Section 2.4. Purchase Price Adjustment.

          (a) Closing Balance Sheet Preparation. Within 90 days after the Closing Date, the Majority Holders shall cause to be prepared and shall deliver to Buyer a balance sheet of the Company (the "Preliminary Closing Balance Sheet") and, based on the Net Worth of the Company on the Closing Date (the "Closing Net Worth") as derived therefrom, Majority Holders' written calculation of any difference between the Closing Net Worth and Estimated Net Worth (the "Preliminary Post-Closing Adjustment"). The Preliminary Closing Balance Sheet shall be prepared as of the close of business of the Company on the Closing Date on a basis consistent with, and using the same accounting methods, policies, practices and procedures as employed in the preparation of the Company's internal monthly financial statements; provided, however, that the preparation of the Preliminary Closing Balance Sheet shall (i) give full effect to any costs and expenses (including legal fees and expenses) incurred by the Company in effecting the consummation of the transactions contemplated hereby and to any sales and transfer taxes, if any, which may be due as a result of the consummation of the transaction contemplated by this Agreement, (ii) entirely disregard any and all effects on the assets or liabilities of the Company of any financing or refinancing arrangements entered into by Buyer at any time at or after the Closing Date or any other transactions entered into by Buyer in effecting the consummation of the transactions contemplated hereby, (iii) not take into account any of the plans, transactions or changes which Buyer intends to initiate or make or cause to be initiated or made at or after the Closing Date with respect to the Company or its business or assets, or any facts or circumstances that are unique or particular to Buyer or any assets or liabilities of Buyer, or any obligation of the Company to pay the Purchase Price hereunder.

          (b) Closing Balance Sheet Review. The Buyer shall review the Preliminary Closing Balance Sheet and the Preliminary Post-Closing Adjustment and, if the Buyer reasonably believes that either was not prepared in accordance with the requirements of clause (a) of this Section 2.4, the Buyer shall so notify the Sellers no later than the 45th day after Buyer's receipt thereof, setting forth in such notice the Buyer's objection or objections to the Preliminary Closing Balance Sheet or the Preliminary Post-Closing Adjustment with particularity and the specific changes or adjustments which the Buyer's claims are required to be made thereto in order to conform the same to the requirements of clause (a) of this Section 2.4. Buyer shall cause the books and records of the Company to be made available during normal business hours to Sellers accountants, attorneys and other representatives to facilitate preparation of the financial statements required by this Section 2.4 upon reasonable prior request, and shall cause the necessary personnel of the Company to provide reasonable assistance to such representatives in their preparation of the Preliminary Closing Balance Sheet. Any notice of objection delivered pursuant to this clause (b) shall specify in reasonable detail the nature of any disagreement so asserted, which disagreement shall not relate to the accounting methods, policies, practices or procedures underlying the Preliminary Closing Balance Sheet so long as such accounting methods, policies, practices and procedures are consistent with clause (a).

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          (c) Closing Balance Sheet Dispute Resolution. If Buyer timely notifies
Sellers in accordance with clause (b) of this Section 2.4 of an objection by Buyer to the Preliminary Closing Balance Sheet or the Preliminary Post-Closing Adjustment, and if Buyer and Majority Holders are unable otherwise to resolve such dispute within 30 days after Buyer's delivery of such notice of objection, then the parties shall mutually engage and submit such dispute to, and the same shall be finally resolved in accordance with the provisions of this Agreement by, the office of the firm of KPMG LLP in Jacksonville, Florida or such other accounting firm as shall be mutually acceptable to Buyer and Majority Holders (the "Independent Accountants"). The Independent Accountants shall determine and report in writing to Buyer and Sellers as to the resolution of all disputed matters submitted to the Independent Accountants and the effect of such determinations on the Preliminary Closing Balance Sheet and the Preliminary Post-Closing Adjustment within 20 days after such submission or such longer period as the Independent Accountants may reasonably require, and such determinations shall be final, binding and conclusive as to Buyer, Sellers, and their respective Affiliates. The fees and disbursements of the Independent Accountants shall be shared equally by Buyer on the one hand, and Sellers, collectively, on the other hand.

          (d) Pre-Closing Taxes Schedule. Within 90 days after the Closing, Sellers shall cause Sellers' Accountant to prepare and deliver to Buyer showing in reasonable detail its calculation of the amount of Taxes with respect to income that are unpaid and payable by the Company or that are overpaid and refundable to the Company for Tax periods through and including the Closing Date including (on a pro rata basis, except as provided in Section 6.17), any such periods beginning before the Closing Date and ending after the Closing Date and, in all such cases, not otherwise reflected on the Closing Balance Sheet (the "Pre-Closing Taxes"). Buyer shall review such calculations and, if Buyer does not object to such calculations within 30 days of its receipt thereof, the Pre-Closing Taxes shall be either paid to Buyer by Sellers or paid to Sellers by Buyer, as the case may be, as set forth in clause (f) of this Section 2.4. If Buyer files a timely objection to Sellers' calculations of the Pre-Closing Taxes, specifying the changes and adjustments which Buyer claims are required to and to the amount of the Pre-Closing Taxes, and Buyer and Majority Holders are unable otherwise to resolve such dispute within 15 days after Buyer's delivery of such notice of objection, then any such dispute shall be resolved pursuant to the provisions of clause (c) of this Section 2.4. Buyer shall cause the books and records of the Company to be made available during normal business hours to Sellers and its accountants, attorneys and other representatives to facilitate the calculation of the Pre-Closing Taxes, and, upon reasonable prior request shall cause the necessary personnel of the Company to assist in the calculation of the Pre-Closing Taxes.

          (e) Final Balance Sheet and Adjustment. The Preliminary Closing Balance Sheet and the Preliminary Post-Closing Adjustment shall become the "Final Closing Balance Sheet" and the "Final Post-Closing Adjustment," respectively, and as such shall become final, binding and conclusive upon Buyer, Sellers and their respective Affiliates for all purposes of this Agreement, upon the earliest to occur of the following:

               (i) the mutual acceptance by Buyer and Majority Holders of the Preliminary Closing Balance Sheet and the Preliminary Post-Closing Adjustment, respectively,

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with such changes or adjustments thereto, if any, as may be proposed by Majority
Holders and consented to by Buyer

               (ii) the expiration of 30 days after Sellers receipt of the Preliminary Closing Balance Sheet and the Preliminary Post-Closing Adjustment, respectively, without timely objection thereto by Majority Holders in accordance with clause (b) of this Section 2.4; (iii) the delivery to Buyer and Sellers by the Independent Accountants of the report of their determination of all disputed matters submitted to them pursuant to clause (c) of this Section 2.4.

          (f) Adjustment of Purchase Price.

               (i) If the Closing Net Worth, as finally determined in accordance with this Section 2.4, is greater than the Estimated Net Worth, then Buyer shall pay the amount of such difference to Sellers by means of a wire transfer of immediately available funds to Sellers' Account, and if less than the Estimated Net Worth, (A) the Escrow Agent from the escrowed portion of the Purchase Price, or (B) if the balance held by Escrow is insufficient, by Sellers, in accordance with the allocations set forth on Annex A, shall pay the amount of such difference to Buyer by means of a wire transfer of immediately available funds to an account designated by Buyer. The Final Post-Closing Adjustment, if any, shall be due and payable pursuant to this clause (f) no later than ten days after the Preliminary Closing Balance Sheet and the Preliminary Post-Closing Adjustment become the Final Closing Balance Sheet and the Final Post-Closing Adjustment, respectively, pursuant to clause (e) of this Section 2.4.

               (ii) If the calculation of Pre-Closing Taxes as determined in accordance with the procedures set forth in clause (d) of this Section 2.4 shows that Pre-Closing Taxes are payable to the Tax authorities, then (A) the Escrow Agent from the escrowed portion of the Purchase Price, or (B) if the balance held by Escrow is insufficient, Sellers shall pay such amount of Pre-Closing Taxes to Buyer by means of a wire transfer of immediately available funds to an account designated by Buyer. If the calculation of Pre-Closing Taxes as determined in accordance with the procedures set forth in clause (d) of this
Section 2.4 shows that the Company is entitled to a tax refund in the amount of the Pre-Closing Taxes, then Buyer shall pay the amount of such Pre-Closing Taxes to Sellers by means of a wire transfer of immediately available funds to Sellers' Account. Pre-Closing Taxes, if any, shall be due and payable pursuant to this clause (f)(ii) no later than ten days after the calculation of Pre-Closing Taxes is finalized and agreed to pursuant to clause (d) of this
Section 2.4. The adjustment provided in this subsection 2.4(f)(ii) shall only apply to the extent such adjustments are not otherwise taken into account in subsection 2.4(f)(i).

          (g) Except as provided in Section 6.17(a) to the extent permitted by applicable law, the parties shall elect to treat the period that includes the Closing Date with respect to any Tax as ending on such date and shall take such steps as may be necessary therefore. For purposes of this Agreement, any Taxes for a period which includes but does not end on the Closing Date shall be allocated between the portion of the period through and including the Closing Date and the balance of the period based on an interim closing of the books as of the close of the Closing Date, provided however, that any real property or personal property taxes, intangible property tax and any other property taxes and annual exemption amounts, deduction limits and similar annual amounts shall be allocated based on the relative number of days in the portion of the period through and including the Closing Date and the balance of the period.

     Section 2.5. Inability To Obtain Consents And Approvals. Both prior and subsequent to Closing, the parties will use their commercially reasonable efforts, and cooperate with each other, to obtain promptly all Required Approvals and all other consents, approvals, waivers, authorizations, novations, notices and filings which are necessary for the effectiveness after Closing of any Material Contract or Licensed Intellectual Property. All filing, recordation and similar fees and Taxes payable to Governmental Entities will be paid by the party obligated by Law to pay such amounts. Sellers will pay any and all additional fees or charges (howsoever denominated) required by any Persons other than Governmental Entities in connection with obtaining any Required Approval or any other consents, approvals, waivers, authorizations, novations, notices and filings which are necessary for the effectiveness after Closing of any Material Contract or Licensed Intellectual Property.

     Section 2.6. Closing. The Closing will take place at a mutually agreed upon location, date and time, as soon as practicable after the conditions set forth in Article VII have been satisfied or waived, or on such other date, or at such other time or place, as the parties may mutually agree. The date in the U.S. on which Closing occurs is called the "Closing Date." The required deliveries at the Closing are set forth in Article VII.

     ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF SELLERS

     SSI and each of William F. Beerman and James Ong, jointly and severally, and Kai Chiang, Susan Chiang and Richard Ong, severally, represent and warrant to Buyer as follows, such representations and warranties of SSI and the Sellers contained herein that are qualified by materiality or Material Adverse Effect being true and correct, and all other representations and warranties of SSI and the Sellers contained herein being true and correct in all material respects, as of the date hereof (except that representations and warranties that are made as of a specific date need be so true and correct only as of such date):

     Section 3.1. Organization and Power of SSI.
                  ------------------------------

          (a) SSI is a corporation duly organized, validly existing and in good standing under the laws of Florida and has all requisite corporate power and authority to own and operate its assets, to carry on its business as currently conducted, to consummate the Transaction and to perform its obligations hereunder. To the knowledge of the Company and Sellers, SSI is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where such qualification is required, except for failures to be so qualified or in good standing, as the case may be, that would not have a Material Adverse Effect.

          (b) SSI has heretofore delivered to Buyer true and complete copies of its articles of incorporation and bylaws (or similar governing documents) as in effect as of the date hereof, and the minute books and stock records for the prior ten (10) years.

     Section 3.2. Capital Structure.
                  ------------------

          (a) The total authorized capital stock of SSI consists of 10,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding, 10,000 shares of Class A Voting Common Stock, par value $0.10 per share, of which 2,000 shares are issued and outstanding, and 100,000 shares of Class B Nonvoting Common Stock, par value $0.10 per share, of which 63,656 shares are issued and outstanding. All of the SSI Shares have been duly authorized and validly issued and are fully paid and non-assessable.

          (b) Except as set forth in Schedule 3.2(b), there are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments (other than this Agreement) to issue or sell any shares of capital stock of SSI or any securities or obligations convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock or other equity interests of SSI, and no securities or obligations evidencing such rights are outstanding.

     Section 3.3. SSI Subsidiaries and Investments.
                  ---------------------------------

          (a) Schedule 3.3(a) sets forth a true and complete list of each Subsidiary of SSI (collectively, the "SSI Subsidiaries"), together with its jurisdiction of organization, and its authorized and outstanding capital stock or other equity interests as of the date hereof. Except as may be set forth on
Schedule 3.3(a), each SSI Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its assets and to carry on its business as currently conducted. Each SSI Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where such qualification is required, except for failures to be so qualified or in good standing, as the case may be, that would not have a Material Adverse Effect. SSI has delivered to Buyer on or before Closing true and complete copies of the articles of incorporation and bylaws (or similar governing documents) as in effect as of the date thereof, and minute books and stock records, covering the 2001, 2002 and 2003 calendar years of each SSI Subsidiary.

          (b) All of the capital stock of each SSI Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 3.3(b), SSI owns, directly or indirectly, all of the outstanding capital stock or other equity interests of each SSI Subsidiary, free and clear of all Encumbrances. There are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments to issue or sell any shares of capital stock or other equity interest of any SSI Subsidiary or any securities or obligations convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock or other equity interests of any SSI Subsidiary, and no securities or obligations evidencing such rights are outstanding.

          (c) Schedule 3.3(c) sets forth a true and complete list of each Person other than a SSI Subsidiary in which SSI has an equity ownership interest, together with its jurisdiction of organization, its authorized and outstanding capital stock or other equity interests as of the date hereof, and the respective amounts of capital stock or other equity interests owned by SSI and by each other equity owner as of the date hereof. SSI owns, directly or indirectly, the respective amounts of the outstanding capital stock or other equity interests of each such Person set forth on Schedule 3.3(c), free and clear of all Encumbrances.

          (d) Except as set forth in Schedule 3.3(d), there are no outstanding contractual obligations of SSI: (i) to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any SSI Subsidiary or in any other Person in which SSI has an equity ownership interest; or (ii) to make any investment (in the form of a loan, capital contribution or otherwise) in any SSI Subsidiary or in any other Person.

     Section 3.4. Corporate Authorization. SSI has full corporate power and authority to execute and deliver this Agreement and each of the Closing Documents, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Sellers of this Agreement and each of the Closing Documents have been duly and validly authorized, and no additional corporate authorization or consent is required in connection therewith.

     Section 3.5. Approvals. Except for the Required Approvals, no consent, approval, waiver, authorization or novation is required to be obtained by the Company from, and no notice or filing is required to be given by the Company to or made by the Company with, any Governmental Entity or other Person in connection with the execution, delivery and performance by SSI, of this Agreement and each of the Closing Documents, except for those the failure of which to obtain, give or make would not have a Material Adverse Effect or prevent consummation of the Transaction.

     Section 3.6. Non-Contravention. The execution, delivery and performance by SSI of this Agreement and each of the Closing Documents, and the consummation of the Transaction, do not and will not (a) violate any provision of the articles of incorporation, bylaws or other organizational documents of the Company, (b) assuming the receipt or making of all necessary consents, approvals, waivers, authorizations, novations, notices and filings, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of the Company under, or a loss of any benefit to which the Company is entitled under, any Material Contract or any Licensed Intellectual Property, or result in the creation of any Encumbrance upon any assets of the Company, or (c) assuming receipt of all Required Approvals, violate or result in a breach of or constitute a default under any Law, judgment, injunction, order, decree or other restriction of any Governmental Entity to which the Company is subject; except for, in the cases of the foregoing clauses (b) and (c), conflicts, breaches, terminations, defaults, cancellations, accelerations, losses, violations or Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect or prevent consummation of the Transaction.

     Section 3.7. Binding Effect. This Agreement, when executed and delivered by Buyer, and each of the Closing Documents when executed and delivered by the parties thereto, will constitute a valid and legally binding obligation of SSI and Sellers party thereto, enforceable against such Sellers in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     Section 3.8. Financial Statements; Certain Liabilities; Receivables.
                  -------------------------------------------------------

          (a) Annexed hereto as Schedule 3.8(a) are the Last Financial Statements. The Last Financial Statements have been derived from the Company's Books and Records maintained in the ordinary course of business and from the Company's Books and Records maintained in the Ordinary Course, and fairly present in all material respects the financial position of the Company as of the date thereof and for the period then ended, in accordance with GAAP (except as may be indicated in the notes thereto) and with the Company's internal accounting policies.

          (b) Annexed hereto as Schedule 3.8(b) are the Audited Financial Statements. The Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and include the opinion of the Company's Auditors with respect thereto. The Audited Financial Statements present fairly, in all material respects, the consolidated financial position of the Company as of the date thereof and for the period indicated therein.

          (c) Except as set forth in Schedule 3.8(c), there are not (and as of Closing there will not be) any debts, liabilities or obligations of any kind (whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable) of the Company, other than those (i) reflected or reserved against in the Last Financial Statements or (ii) incurred in the Ordinary Course since Last Balance Sheet Date, except as set forth in Schedule 3.8(c), and except that the Last Financial Statements and the Audited Financial Statements only reflect debts, liabilities and obligations existing as of the respective dates thereof, reserves are reflected in the Last Financial Statements or the Audited Financial Statements and on the books of account and other financial Books and Records of the Company against all debts, liabilities or obligations of the Company of any kind required by GAAP to be reserved against, in amounts that have been established on a basis consistent with the past practice of the Company and in accordance with GAAP. Except as set forth in
Schedule 3.8(c), there are not (and as of Closing there will not be) any outstanding warranty claims against the Company.

          (d) All Receivables arose in the Ordinary Course. The allowances for doubtful accounts and returns set forth in the Last Financial Statements have been prepared in the Ordinary Course. All accounts and notes receivable reflected on the Last Balance Sheet, or arising since the Last Balance Sheet Date, have been collected, or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 120 days (with respect to Receivables from U.S. customers) or 150 days ( with respect to Receivables from foreign customers) of the date incurred.

          (e) Financial statements of SSI through October 31, 2003 were derived from SSI's books and records maintained in the ordinary course of its business, and fairly present in all material respects the financial position of SSI as of the date thereof and for the period then ended, in accordance with GAAP (except as may be indicated in the notes thereto) and subject to year-end adjustments and with SSI's internal accounting policies.

     Section 3.9. Assets. Schedule 3.9 sets forth a true and complete list of all items of tangible personal property (other than a 1992 Mercedes Benz wagon, a laptop computer, two (2) desktop computers and a camera, all of which will be sold for their net book values), including without limitation purchased and capitalized software, owned by the Company as of the Agreement Date, or not owned by the Company but in the possession of or used in the business of the Company (the "Personal Property"), other than individual assets (or group of similar assets) with a book value of less than $5,000 or items listed on
Schedule 3.15(a).

          (a) Except for those assets listed on Schedule 3.9(a), the Company has and will have at the Closing good title to, or a valid license or leasehold interest in, all of the assets used by it in the conduct of the Business, free and clear of all Encumbrances, except for Permitted Encumbrances listed on
Schedule 3.9(a) and all of which be satisfied and dismissed as of the Closing Date.

          (b) The Company owns or leases all tangible assets necessary for the conduct of its Business as presently conducted and as presently proposed to be conducted. Such tangible assets, in the aggregate, are free from material defects, have been reasonably maintained, are in operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used. The foregoing sentence does not apply to certain tangible assets not appearing on the Financial Statements that the Company is not using for the conduct of its Business although some assets are used as a source of spare parts.

          (c) To the knowledge of the Company or Sellers, the Company's assets are suitable for the purposes for which they are used and are adequate and sufficient to conduct the Company's operations as heretofore conducted or as the Company contemplates conducting. There are no other assets which are necessary for the conduct the Company's operations as heretofore conducted.

          (d) Each item of Personal Property not owned by the Company is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the Company and the owner or lessor thereof, the obligations of the Company to such owner or lessor will be discharged.

     Section 3.10. Owned Real Property. Schedule 3.10 sets forth a true and complete list and describes briefly all real property that the Company owns. With respect to each such parcel of owned real property:

          (a) Except as set forth on Schedule 3.10(a), the Company has good and marketable title to the parcel of real property, free and clear of any Encumbrance, easement, covenant, or other restriction, except for recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

          (b) there are no pending or, to the knowledge of the Company or Sellers, threatened Claims, Encumbrances, condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

          (c) to the knowledge of the Company or any Seller, the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land,

          (d) the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

          (e) all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations, except for those the failure of which to obtain or comply with, as the case may be, would not have a Material Adverse Effect;


          (f) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

          (g) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

          (h) there are no parties (other than the Company) in possession of the parcel of real property, who are in possession of space to which they are entitled;

          (i) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

          (j) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way with curb cuts for the existing driveways and roads.

     Section 3.11. Real Property Leases. Schedule 3.11 lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to Buyer correct and complete copies of the leases and subleases so listed in Schedule 3.11. With respect to each such lease and sublease:


          (a) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect and the rental is typical of the market value of similar property;


          (b) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

          (c) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (d) no party to the lease or sublease has repudiated any provision thereof;

          (e) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

          (f) with respect to each sublease, the representations and warranties set forth in subsections (a) through (e) above are true and correct with respect to the underlying lease;

          (g) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

          (h) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

          (i) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

          (j) to the knowledge of the Company and the Sellers, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Encumbrance, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto..

     Section 3.12. Compliance With Laws.
                   ---------------------

          (a) Schedule 3.12 contains a true and complete Governmental Authorizations necessary for the conduct of the Business as currently conducted except for those failures of compliance or lack of Governmental Authorizations which would not have a Material Adverse Effect.

          (b) The Business is being conducted in compliance with all Laws, and the Company has all Governmental Authorizations necessary for the conduct of the Business as currently conducted, except for those failures of compliance or lack of Governmental Authorizations which would not have a Material Adverse Effect. No suspension or cancellation of any such Governmental Authorization is pending or, to the knowledge of the Company or any Seller, threatened. To knowledge of the Company or any Seller, the Company has not, during the past three years (or, with respect to issues that remain unresolved on the date hereof, at any time) received any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Law applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in breach or violation of, or default under, any Governmental Authorization, except for those breaches or violations that would not have a Material Adverse Effect.

     Section 3.13. Litigation And Claims.
                   ----------------------

          (a) Except as set forth on Schedule 3.13(a): (i) there is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or disclosed investigation pending or, to the knowledge of the Company or any Seller, threatened, to which the Company is party (whether as plaintiff or defendant) or to which any of its properties are or may be subject; and (ii) neither the Company nor any of its properties is subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity of competent jurisdiction or any arbitrator, other than orders, writs, judgments, awards, injunctions or decrees that in the aggregate would not have a Material Adverse Effect, or except for those that would not prevent consummation of the Transaction or materially impair the ability of the Company to perform its obligations hereunder.


          (b) Except as set forth on Schedule 3.13(b): there is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or disclosed investigation pending or, to the knowledge of the Company or any Seller, threatened, against the Company, except for those that would not prevent consummation of the Transaction or materially impair the ability of Sellers to perform its obligations hereunder.

     Section 3.14. Intellectual Property.
                   ----------------------

          (a) Schedule 3.14(a) sets forth a true and complete list of all patents and patent applications, trademarks, service marks, trademark and service mark registrations, and trademark and service mark applications, registered copyrights and copyright applications, and Internet domain names and websites, in each case that are owned by the Company and material to the Business (collectively, together with unregistered copyrights and trade secrets, know-how and similar confidential and proprietary information owned by the Company and material to the Business (which unregistered copyrights and information are not listed on Schedule 3.14(a)), "Owned Intellectual Property").

          (b) Schedule 3.14(b) sets forth a true and complete list of all material computer software developed in whole or in part by or on behalf of the Company, including such developed computer software and databases that are operated or used by the Company on its web sites or used by the Company in connection with processing customer orders, storing customer information or storing and archiving Images that are owned by the Company and material to the business (collectively, "Software"). Except for the software (including prepackaged third party software) listed on Schedule 3.14(g), the Software is the only computer software that is material to the Business.

          (c) Schedule 3.14(c) sets forth a true and complete list of all licenses, sublicenses and other agreements pertaining to Intellectual Property or Software to which the Company is a party, including agreements with major Internet service providers and major Internet portals, in each case which are valid and material to the Business (collectively, "Licensed Intellectual Property").

          (d) As used herein:

             (i) "Intellectual Property" means any and all of the following, but excluding Images: (A) U.S., international and foreign patents, patent applications and statutory invention registrations; (B) trademarks, service marks, trade names, trade dress, slogans, logos and Internet domain names, including registrations and applications for registration thereof; (C) copyrights (other than Images), including registrations and applications for registration thereof; and (D) trade secrets, know-how and similar confidential and proprietary information.

             (ii) "Image" means a reproduction of any artwork, photograph, illustration or image of any type.

             (iii) "Approved Images" means Images used or held for use by the Company in connection with the Business for which the Company has the right to grant sublicenses to third parties.

             (iv) "Unapproved Images" means Images used or held for use by the Company in connection with the Business for which the Company has not been granted the right to grant sublicenses to third parties.

             (v) "Offered Images" means, collectively, Approved Images and Unapproved Images.

             (vi) "Owned Images" means Images for which the Company owns the copyright thereto.

             (vii) "Licensed Images" means Images for which the Company has licensed rights from a third party.

          (e) The Company's ownership and use in the Ordinary Course of the Owned Intellectual Property and the use of the Software and Licensed Intellectual Property does not infringe upon or misappropriate the valid Intellectual Property rights, privacy rights or right of publicity of any third party.

          (f) Except as set forth in Schedule 3.14(f), the Company is the owner of the entire and unencumbered right, title and interest in and to each item of Owned Intellectual Property (but for Permitted Encumbrances), and the Company is entitled to use, and is using in the Business, the Owned Intellectual Property, Software, Offered Images and Licensed Intellectual Property in the Ordinary Course.

          (g) Except for the Intellectual Property listed on Schedule 3.14(g), the Owned Intellectual Property, Software, Offered Images and the Licensed Intellectual Property include all of the Intellectual Property used in the ordinary day-to-day conduct of the Business, and there are no other items of Intellectual Property Software, Offered Images or Licensed Intellectual Property that are material to such ordinary day-to-day conduct of the Business. The Owned Intellectual Property and, to the knowledge of the Company or any Seller, the Licensed Intellectual Property, is subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part.

          (h) Except as set forth on Schedule 3.14(h), no claims or legal proceedings have been asserted against the Company and not disposed of, or are pending or, to the knowledge of the Company or any Seller, threatened against the Company: (i) based upon or challenging or seeking to deny or restrict the use by the Company of any of the Owned Intellectual Property Software, Offered Images or Licensed Intellectual Property; (ii) alleging that any services provided by, processes used by, or Images offered by the Company infringe upon or misappropriate any Intellectual Property right, software or Images of any third party; (iii) alleging that any Intellectual Property licensed to the Company under the Licensed Intellectual Property infringes upon any Intellectual Property right, software or Images of any third party or is being licensed or sublicensed to the Company in conflict with the terms of any license or other agreement; or (iv) challenging the Company's ownership of the Owned Intellectual Property or use of any Licensed Intellectual Property, Software, Offered Images.

          (i) To the knowledge of the Company or any Seller, no Person is engaged in any activity that infringes upon the Owned Intellectual Property, the Licensed Intellectual Property Software, or Offered Images. The Company has not granted any license or other right currently outstanding to any third party with respect to the Owned Intellectual Property, Licensed Intellectual Property, Software, or Offered Images, except for (i) licenses comprising invoices incurred in the Ordinary Course, and (ii) those licenses set forth in Schedule 3.14(i). The consummation of the Transaction will not result in the termination or impairment of any of the Owned Intellectual Property, Licensed Intellectual Property, Software, or Offered Images.

          (j) Except for licenses comprising invoices incurred in the Ordinary Course, the Company has delivered or made available to Buyer correct and complete copies of all documents relating to Owned Intellectual Property, Software and Offered Images and licenses and sublicenses of the Licensed Intellectual Property to which the Company is a party. With respect to each such license and sublicense (except for those that expire by their terms prior to Closing):

                           (i) such documents and license or sublicense are
valid and binding and in full force and effect and, together with the related invoices, represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

                           (ii) assuming the receipt or making of all necessary
consents, approvals, waivers, authorizations, novations, notices and filings in connection with the Transaction (but subject to the provisions of Section 2.5), such document, license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the Transaction, nor will the consummation of the Transaction constitute a breach or default under such document, license or sublicense or otherwise give the licensor or sublicensor a right to terminate such document, license or sublicense;

                           (iii) the Company has not (A) received any notice of
termination or cancellation under such document, license or sublicense, (B) received any notice of a breach or default under such document, license or sublicense, which breach has not been cured, or (C) granted to any other third party any rights, adverse or otherwise, under such document, license or sublicense that would constitute a breach of such document, license or sublicense; and

                           (iv) assuming the receipt or making of all necessary
consents, approvals, waivers, authorizations, novations, notices and filings in connection with the Transaction (but subject to the provisions of Section 2.5), neither the Company nor, to the knowledge of any Seller, any other party to such license or sublicense is in breach or default in any material respect under such license or sublicense and, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense.

                  (k) The Company has obtained all Governmental Authorizations necessary for exporting the Software outside the U.S. or Canada and importing the Software into any country in which the Software is now sold or licensed for use, and all such export and import Governmental Authorizations in the U.S. and Canada and throughout the world are valid, current outstanding and in full force and effect. No rights in the Software have been transferred by the Company to any third party except to the customers of the Company to whom the Company has licensed such Software in the Ordinary Course.

                  (l) The Company has the right to use all software development tools, image processing tools, library functions, compilers and other third party software that is material to the Business or that is required to operate or modify the Software.

                  (m) The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and other confidential Intellectual Property and (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property of the Company by any Person;
(ii) no employee, independent contractor or agent of the Company has misappropriated any trade secrets of any other Person in the course of his performance as an employee, independent contractor or agent; and (iii) no employee, independent contractor or agent of the Company is in default or breach of any term of any employment agreement, non-disclosure agreement, non-compete obligation, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

                  (n) The trademarks constituting Owned Intellectual Property have been duly registered with, filed in, issued by or applied for with, as the case may be, the United States Patent and Trademark Office or such other appropriate filing offices, domestic or foreign, as are identified on Schedule 3.14(a), and such registrations, filings, issuances, applications and other actions remain in full force and effect, and are current and unexpired.

         Section 3.15. Images.

                  (a) To the knowledge of the Company and Sellers based upon reasonable commercial practices, Schedule 3.15(a) sets forth a true and complete list of the 1,000 top Images by revenue in each of the three fiscal years ended May 31, 2003, the amount of revenue accounted for by each such image and the number of times such Image was sold or licensed. Except for public domain imagery and except as set forth in Schedule 3.15(a), the Company either owns or licenses all Images used or held for use by the Company in connection with the Business. The Offered Images include all of the Images used or held for use by the Company and material to the operation of the Business as currently conducted. The Company has the right to display, reproduce, distribute, market, transmit electronically (except when expressly prohibited by contract), and (except in the case of Unapproved Images) sublicense the use of each Offered Image to the extent required for the continued operation of the Business in a manner consistent with the Company's past practice. Except as detailed on
Schedule 3.15(a), to the knowledge of the Company or any Seller, no public domain Image included in the Offered Images requires a license or the payment of a fee for the Company's use thereof in a manner consistent with the Company's past practice.

                  (b) The Company has not granted any license, sublicense or other right to any Person with respect to any Unapproved Images. The Company has not granted any license, sublicense or other right to any Person with respect to any Approved Image that would constitute a breach of any agreement or license pertaining to such Approved Image or which have a Material Adverse Effect.

                  (c) The display, sale, reproduction, electronic transmission (except when expressly prohibited by contract), marketing, distribution and sublicensing of the Images by the Company does not infringe upon the Intellectual Property right, privacy rights or right of publicity of any third party. The display, sale, reproduction, electronic transmission (except when expressly prohibited by contract), marketing, distribution and sublicensing of the Images by the Company does not constitute a breach of any agreement or license to which the Company is a party.

                  (d) Except as set forth in Schedule 3.15(d), no claims have been asserted and not disposed of, or are pending or, to the knowledge of the Company or any Seller, threatened against the Company or, to the knowledge of the Company or any Seller, against any customer of the Company or any third party licensor or licensee of any Images of the Company (whether Owned Images, Licensed Images, or Offered Images): (i) based upon or challenging or seeking to deny or restrict the display, sale, reproduction, electronic transmission, performance, marketing, distribution or sublicensing by the Company of any of the Images; (ii) alleging that the sale, reproduction, distribution or sublicensing of the Images does or may infringe upon the Intellectual Property rights, privacy rights, or right of publicity of any third party; or (iii) challenging the ownership of the Images or the Company's rights to the Images. Except as set forth in Schedule 3.15(d), within the past 12 months no Person has made a claim for indemnification from the Company based on the proper use of an Image.

                  (e) Except as set forth on Schedule 3.15(e), to the knowledge of the Company or any Seller, no Person is engaging in any activity that infringes upon any Images or upon the rights of the Company therein. The consummation of the Transaction will not result in the termination or impairment of the rights of the Company, as they exist on the date hereof or on the Closing Date, to sell, reproduce, market, transmit electronically, perform, distribute or sublicense any of the Images.

                  (f) Prior to any display, sale, marketing, electronic transmission, performance, reproduction, distribution or sublicensing of any Image, either: (i) the Company has obtained in writing all such releases and/or other third party consents or authorizations necessary for such display, sale, marketing, electronic transmission, performance, reproduction, distribution or sublicensing; (ii) the artist or photographer providing such Image has represented and warranted to the Company that he has obtained such releases and/or other third party consents or authorizations; or (iii) the Company has advised the licensee that other third party consents or authorizations necessary for the intended use are required prior to any display by such licensee. Copies of such releases and/or other third party consents or authorizations are either kept by the Company at its offices or are required to be provided to the Company upon request pursuant to the Company's agreements with the artists providing such Images. Schedule 3.15(f) identifies each Image for which the Company has assumed any obligation for the storage and handling of Images and whether or not the Company has an obligation to return such Image except for such arrangements that are in the ordinary course of business and which represent not greater than one percent (1%) of the gross revenue of the Company.

                  (g) With respect to each license or agreement by which the Company has obtained the right to display, sell, reproduce, market, transmit electronically, perform, distribute or sublicense the Images or by which the Company has granted to any third party the right to display, sell, reproduce, market, transmit electronically, or distribute any Images (except for those that expire by their terms prior to Closing):

                           (i) such license or agreement is legal, valid,
binding and enforceable and in full
force and effect and, together with the related invoices, represents the entire agreement between the parties thereto with respect to the subject matter thereof;

                           (ii) assuming the receipt or making of all necessary
consents, approvals, waivers, authorizations, novations, notices and filings in connection with the Transaction (but subject to the provisions of Section 2.5), such license or agreement will not cease to be legal, valid, binding and enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the Transaction, nor will the consummation of the Transaction constitute a breach or default under such license or agreement, or otherwise give any party thereto a right to terminate such license or agreement;

                           (iii) the Company has not: (A) received any notice of
termination or cancellation under such license or agreement, and no party thereto has any right of termination or cancellation thereunder except in accordance with its terms; (B) received any notice of a breach or default under such license or agreement which breach or default has not been cured; and (C) granted to any other Person any rights, adverse or otherwise, under such license or agreement; and

                           (iv) assuming the receipt or making of all necessary
consents, approvals, waivers, authorizations, novations, notices and filings in connection with the Transaction (but subject to the provisions of Section 2.5), neither the Company nor, to the knowledge of the Company or any Seller, any other party to such license or agreement is in breach or default thereof in any material respect and, to the knowledge of the Company or any Seller, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or agreement.

                  (h) Schedule 3.15(h) identifies each contract providing the Company with the right to display, reproduce, distribute or sublicense the use of any Image owned or controlled by a third party that has, since January 1, 2002, been terminated or revoked by either the Company or the third party.

         Section 3.16. Tax Matters.

                  (a) The Company has timely filed, or has timely filed for an extension for the filing of, all federal, state, local and foreign income and franchise Tax Returns and all other material Tax Returns that are required to be filed by it on or before the date hereof, and all Taxes owed by the Company (whether or not shown on any Tax Return) and due on or before the date hereof have been paid. The Financial Statements reflect an adequate accrual, based on the facts and circumstances existing as of the respective dates thereof, for all Taxes payable by the Company through the respective dates thereof.

                  (b) Except as set forth on Schedule 3.16(b), there are no deficiencies for any Taxes proposed, asserted or assessed against the Company, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority.

                  (c) The Company has complied with all Laws relating to the payment and withholding of employment Taxes and has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other Person.

                  (d) The income and franchise Tax Returns of the Company have not been examined by the Internal Revenue Service or other relevant taxing authority (or the applicable statute of limitations has expired) for all years through May 31, 2002.

                  (e) There are no liens for Taxes (other than for Taxes not yet delinquent or late) on any asset of the Company.

                  (f) The Company is not bound by any agreement (either with any Person or with any taxing authority) with respect to Taxes.

                  (g) The Company has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of section 355(e) of the Code) in conjunction with the Transaction.

                  (h) Since 1993, the Company has not been a member of an affiliated, unitary or combined group of corporations (within the meaning of section 1504 of the Code and any analogous provision of other Law).

                  (i) The Company has not filed a consent pursuant to the provisions of section 341(f) of the Code (or any corresponding provision of state or local Law) or agreed to have section 341(f)(2) of the Code (or any corresponding provision of state or local Law) apply to any disposition of any asset owned by the Company.

                  (j) The Company has not agreed to make, nor is required to make, any adjustment under section 481(a) of the Code or any similar provision of other Law by reason of a change in accounting methods or otherwise.

                  (k) No property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) "tax-exempt use property" within the meaning of section 168(h)(1) of the Code,
(iii) "tax-exempt bond financed property" within the meaning of section 168(g) of the Code, or (iv) "limited use property" (as that term is used in Rev. Proc. 76-30).

                  (l) Except as set forth on Schedule 3.16(b), no audit or other administrative or court proceedings are pending with respect to Taxes of the Company and no notice thereof has been received. To the knowledge of the Company or any Seller, no issue has been raised by any taxing authority in any presently pending or prior audit that could be material and adverse to the Company for any period after the Closing or other preclosing period.

                  (m) No claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to income or franchise taxation in that jurisdiction.

                  (n) The Company is not a party to any contract, agreement or other arrangement that provides for the payment of any amount that would not be deductible by reason of section 280G of the Code.

                  (o) The Company has made available to Buyer true and complete copies of (i) all Tax Returns of the Company (or the portion of any affiliated, unitary or combined Tax Return relating to the Company) for the preceding three taxable years and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to Taxes of the Company.

         Section 3.17. Employee Benefits.

                  (a) All Company Benefit Plans are listed on Schedule 3.17(a). True and complete copies of all Company Benefit Plans, including any trust instruments and insurance contracts forming a part of any Company Benefit Plans, all amendments thereto, the most recent summary plan descriptions related thereto, the most recent actuarial reports and financial statements related thereto, the most recent employee handbook providing any description thereof, and, as applicable, the three most recent Internal Revenue Service Form 5500 filings, have been provided or made available to Buyer. No Company Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code; Company does not contribute or participate in, and has not contributed or participated in the last six years in, any multiemployer plan (within the meaning of Section 3(37) of ERISA); no Company Benefit Plan is a self-insured welfare benefit plan; and no Company Benefit Plan provides for any retiree health or other post-retirement welfare benefits, other than as is required by COBRA or as is otherwise required by Law.

                  (b) With respect to each Company Benefit Plan, and each ERISA Affiliate Benefit Plan (as hereinafter defined), no liability has been incurred and there exists no condition or circumstances in connection with which Company could be subject to any liability that, individually or in the aggregate, could have a Material Adverse Effect on Company. As used herein, the term "ERISA Affiliate Benefit Plan" means any employee benefit or compensation plan or arrangement, other than a Company Benefit Plan, that is maintained or contributed to, or formerly maintained or contributed to, by an entity that, together with Company, are treated as a single employer under section 414 of the Code.

                  (c) The only Company Benefit Plan that is intended to be qualified under section 401(a) of the Code is a 401(k) Plan which is a "prototype" plan and, to the knowledge of the Company or any Seller, there are no circumstances that could reasonably be expected to result in any failure of such plans to be so qualified. There is no material litigation pending or, to the knowledge of the Company or any Seller, overtly threatened against any Seller or the Company relating to any Company Benefit Plan. The Company has not engaged in any transactions with respect to the Company Benefit Plans that could subject the Company to a material Tax or penalty imposed under the Code or ERISA.

                  (d) All Company Benefit Plans comply in all material respects with all Laws and have been administered in all material respect with their terms.

                  (e) Company has made all required contributions to the Company Benefit Plans and each contribution that is not yet due, but relates to past periods or periods that have begun but have not yet ended, has been properly disclosed in Seller's financial statements.

                  (f) No employee of the Company will be entitled to any additional benefit or any acceleration of the time of payment or vesting of benefit under any Company Benefit Plan as a result of the transaction contemplated by this Agreement. No amount payable or economic benefit provided by Company could be considered an "excess parachute payment" under Section 280G of the Code.

         Section 3.18. Environmental Matters.  Except as disclosed on
                       Schedule 3.18:

                  (a) The Company has, to its knowledge, obtained, currently maintains and is in material compliance with all Environmental Permits that are required for the lawful operation of the Business. Each such Environmental Permit is valid, subsisting and in good standing. No proceeding is pending or, to the knowledge of the Company or any Seller, threatened and, to the knowledge of the Company or any Seller, no grounds exist, to revoke or limit any such Environmental Permit. The Company is in material compliance with and not in default under any Environmental Law.

                  (b) There have been no Releases by the Company of any Hazardous Substances into, on, around, from or under any of the properties or assets owned or operated (or formerly owned or operated) by the Company. None of the operations of the Company involves the generation, treatment, storage or disposal of any Hazardous Substance other than the Company's prior operation of a photography laboratory, which operation has been discontinued and was operated in accordance with all Environmental Laws.

                  (c) During the past three years (or, with respect to issues that remain unresolved on the date hereof, at any time), the Company has not:
(i) received any notice of, nor is there now pending or, to the knowledge of the Company or any Seller, threatened, any legal proceeding or claim against the Company alleging the violation of any Environmental Law or Environmental Permit by the Company; (ii) settled any (A) legal proceeding or claim against the Company alleging the violation of any Environmental Law or Environmental Permit by the Company or (B) allegation of violation of Environmental Law or Permit prior to prosecution; (iii) received any notices, orders or directives from any Governmental Entity or arising under any Environmental Permit nor, to the knowledge of the Company or any Seller, is any federal, state or local investigation now pending or threatened respecting (A) Environmental Laws, (B) Remedial Action or (C) the Release or threatened Release of any Hazardous Substance, in each case with respect to the Business or any of the properties or assets owned, operated or occupied (or formerly owned, operated or occupied) by the Company; or (iv) received written notice of any violation by or claim under any Environmental Law.

                  (d) The Company has delivered or provided to Buyer true and complete copies of all environmental audits, evaluations, assessments, studies and tests relating to the Business or the Company's ownership or use of the properties or assets of the Company within the past five years which are, or with reasonable effort could be, within the possession or control of the Company or any Seller.

                  (e) No written claims have been made, and no suits or proceedings are pending or, to the knowledge of the Company or any Seller, threatened, by any employee against the Company that are premised on exposure to asbestos or asbestos-containing material or PCBs.

                  (f) To the knowledge of the Company or any Seller, no underground storage tanks, abandoned wells or landfills are located on any real property owned, operated or occupied by the Company.

         Section 3.19. Labor Matters.

                  (a) Schedule 3.19(a) sets forth a true and complete list of
(i) all employees of, and consultants to, the Company, along with the position, date of hire, annual rate of compensation (or, with respect to employees or consultants compensated on an hourly or per diem basis, the hourly or per diem rate of compensation), notice period, date of commencement of continuous employment and estimated or target annual incentive compensation of each such employee.

                  (b) The Company is not a party to or bound by any labor agreement, union contract or collective bargaining agreement respecting the Applicable Employees, no collective bargaining agreement is being negotiated by the Company and Sellers have no knowledge of any activities or proceedings of any labor union to organize any of the Company's employees. There is no labor dispute, strike or work stoppage against the Company pending or, to the knowledge of the Company or any Seller, threatened, and since January 1, 1997 the Company has not experienced any material work stoppage or other material labor difficulty.

                  (c) The Company is not delinquent in payments to any of its officers, directors, employees or agents for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such officers, directors, employees or agents. At the Closing the Company will have no severance obligations for employment terminations prior to Closing other than obligations pursuant to the severance policies and practices of the Company in effect immediately prior to the Closing, a copy of which is annexed hereto as Schedule 3.19(c). Except for employees subject to (i) the employment agreements listed on Schedule 3.20 (true and complete copies of which have been furnished to Buyer), all employees of the Company are employed at will.

                  (d) Except to the extent set forth in Schedule 3.19(d), to the knowledge of the Company or any Seller: (i) the Company is and within the past three years has been in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such

Laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in and has not within the past three years engaged in any unfair labor practice; (ii) to the knowledge of the Company or any Seller, no investigation or review by or before any Governmental Entity concerning any possible conflicts with or violations of any such Laws by the Company is pending, nor is any such investigation threatened, nor has any such investigation occurred during the last three years, and no Governmental Entity has provided any notice to the Company or otherwise asserted an intention to conduct any such investigation or review.

                  (e) As far as the Company or any Seller is aware, no key employee or group of employees employed by the Company has any plans to terminate employment with the Company. No employee has given notice terminating his contract of employment or is under notice of dismissal or has made or threatened any claim in connection with or arising from his employment.

         Section 3.20. Material Contracts.

                  (a) Schedule 3.20(a) contains a true and complete list of each of the following contracts and agreements (whether written or oral (and, in the case of oral arrangements or agreements, a detailed summary thereof)) to which the Company is a party or by which the Company is obligated or any of its assets are bound, which is otherwise material to the Company, including (collectively, "Material Contracts"):

                           (i) each contract and agreement having a value or
consideration of $25,000 or more and providing for the purchase or lease of personal property from any supplier or the furnishing of services to the Company;

                           (ii) each broker, exclusive dealing or exclusivity,
distributor, dealer, manufacturer's representative, franchise, license, agency, sales promotion, market research, marketing, consulting and advertising contract and agreement or any other contract that compensates any Person (other than written agreements with photographers which individually generate less than $23,905 per year in gross revenues to the Company) based on any sales by the Company;

                           (iii) each lease and sublease of real property and
contract and agreement for the purchase of real property;

                           (iv) each contract and agreement relating to
indebtedness, other than trade indebtedness, of the Company, including each loan agreement, indenture, mortgage, guaranty, pledge, conditional sale or title retention agreement, security agreement, equipment obligation, personal property lease and lease purchase agreement;

                           (v) each contract and agreement with any Governmental
Entity other than standard form end-user licenses;

                           (vi) each contract and agreement that limits or
purports to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

                           (vii) each contract and agreement containing
confidentiality requirements (including all nondisclosure agreements, but excluding all contracts containing confidentiality restrictions entered into in the Ordinary Course which do not restrict the conduct of the Company's business);

                           (viii) each contract and agreement relating to domain
name registration and customer lists;

                           (ix) each contract and agreement relating to the
license, purchase, right to use or other supply of Images to the Company and each other agreement relating to the licensing of Intellectual Property other than Images (other than written agreements with photographers which individually generate less than $23,905 per year in gross revenues to the Company);

                           (x) each contract and agreement relating to
employment, consulting, severance or similar issues with any current or former employee, consultant or agent of the Company provided the Company has an obligation (whether current, contingent or otherwise) to such person;

                           (xi) each contract, agreement or other understanding
or arrangement, between the Company and any employee, officer or director or other Affiliate of the Company and any shareholders, voting or similar agreement among the shareholders of the Company; and

                           (xii) each other contract and agreement, whether or
not made in the Ordinary Course, which in the good faith judgment of SSI is material to the Company.

                  (b) Except as set forth on Schedule 3.20(b) and for those that expired by their terms prior to Closing, and assuming the receipt or making of all necessary consents, approvals, waivers, authorizations, novations, notices and filings in connection with the Transaction (but subject to the provisions of Section 2.5): (i) each Material Contract is valid and binding on the Company and on the other parties thereto in accordance with its terms, and is in full force and effect, subject to bankruptcy and equitable remedies qualifications; (ii) no rights or benefits of any Person party to a Material Contract have been (or will be) accelerated or increased, nor will any party to a Material Contract be entitled to cancel, suspend or terminate or diminish the rights of the Company (or its successor) under any Material Contract, as a result of the consummation of the Transaction; and (iii) the Company is not in breach of, or default under, any Material Contract (and no event has occurred which with the passage of time or giving notice or both would constitute a material breach or default) and, to the knowledge of the Company or any Seller, no other party to any Material Contract is in breach thereof or default thereunder (and no event has occurred or could occur which with the passage of time or giving notice or both would constitute a material breach or default).

         Section 3.21. Relationships With Licensees, Customers, Suppliers, Etc.

                  (a) Schedule 3.21(a) identifies during the fiscal years ended May 31, 2003 and 2002, respectively (i) the 100 largest customers of the Company, the amount of revenues accounted for by such customer during each such period, and the responsible account principal in charge of the customer and (ii) the 100 largest suppliers of Images and the 20 largest other suppliers (other than attorneys, accountants and office leases) of the Company, the amount of expense accounted for by such supplier during each such period, and the responsible account principal in charge of the supplier.

                  (b) Schedule 3.21(b) sets forth (i) all prepayments, pre-billed invoices and deposits that have been received by the Company as of the date hereof from customers for products to be shipped, or services to be performed, after the Closing Date, and (ii) with respect to each such prepayment, pre-billed invoice or deposit, (A) the party and contract credited,
(B) the date received or invoiced, (C) the products and/or services to be delivered, and (D) the conditions for the return of such prepayment, pre-billed invoice or deposit. All such prepayments, pre-billed invoices and deposits are properly accrued for on the Last Financial Statements or the Audit Financial Statements, in accordance with GAAP applied on a consistent basis with the past practice of the Company.

                  (c) Schedule 3.21(c) sets forth since June 1, 2002, all purchases (other than attorneys, accountants and office leases) with a cost of in excess of $10,000 for any single item or series or related items.

                  (d) Except as set forth on Schedule 3.21(d), since January 1, 2002: (a) there has not been any termination of the business relationship of the Company with any material licensee, customer or supplier (other than copier leases, agreements for telephone services and related to the operations of subsidiaries located outside the United States which have been closed); (b) to the knowledge of the Company or any Seller, there has not been any threatened termination or withholding of payments by, or any material dispute with, material licensee, customer or supplier; and (c) neither Sellers nor the Company has received any notice or been informed that any such event will occur in the future, either as a result of the consummation of the Transaction or otherwise. Except as set forth on Schedule 3.21(d), the Company is not currently in dispute over any terms of any contract or agreement to which the Company and any material licensee, customer or supplier is a party.

         Section 3.22. Absence Of Certain Developments.

                  (a) Except as expressly contemplated by this Agreement, as set forth in Schedule 3.22, between the Last Balance Sheet Date and the date hereof:

                           (i) there has not been any damage, destruction or
loss, whether or not covered by insurance, with respect to the property and assets of the Company having a replacement cost of more than $25,000 for any single loss or $50,000 for all such losses;

                           (ii) there has at no time been a material change
(financial or otherwise) in the condition, results of operations, business, properties, assets, liabilities, or to the knowledge of the Company or any Seller, future prospects of the Company; and there is no fact known to the Company or any Seller which materially adversely affects or in the future (as far as the Company or any Seller can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company;

                           (iii) there has been no accepted purchase order or
quotation, arrangement, or understanding for future sale of the products or services of the Company which the Company, or any Seller expects will not be profitable;

                           (iv) the Company has not experienced any material
labor difficulty or loss of employees or customers and has not entered into any collective bargaining agreement;

                           (v) the Company has not agreed to, permitted or
suffered of any of the acts, transactions or other things described in this
Section 3.22;

                           (vi) there has not been any grant of any stock option
or right to purchase shares of the stock of the Company;

                           (vii) there has not been any declaration, setting
aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company;

                           (viii) the Company has not awarded or paid any
bonuses to employees of the Company, or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company's directors, officers, employees, agents or representatives, or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the Ordinary Course and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company);

                           (ix) there has not been any change by the Company in
accounting or Tax reporting principles, methods or policies;

                           (x) the Company has not entered into any transaction
or contract or conducted its business other than in the Ordinary Course and other than those listed on Schedule 3.20(a);

                           (xi) the Company has not failed to pay and discharge
promptly current liabilities except where disputed in good faith by appropriate proceedings;

                           (xii) the Company has not made any loans, advances or
capital contributions to, or investments in, any Person or paid any fees or expenses to any Affiliate of the Company (other than the payment of trade payables in the Ordinary Course);

                           (xiii) the Company has not mortgaged, pledged or
subjected to any Encumbrance any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any of its assets, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the Ordinary Course;

                           (xiv) the Company has not discharged or satisfied any
Encumbrance, or paid any obligation or liability (fixed or contingent), except in the Ordinary Course and which, in the aggregate, would not be material to the Company;

                           (xv) the Company has not cancelled or compromised any
debt or claim or amended, canceled, terminated, relinquished, waived or released any contract or right except in the Ordinary Course and which, in the aggregate, would not be material to the Company;

                           (xvi) the Company has not made or committed to make
any capital expenditures or capital additions or betterments in excess of $25,000 individually or $50,000 in the aggregate;

                           (xvii) the Company has not instituted or settled any
material litigation, suit, claim, action, proceeding or investigation of any kind; and

                           (xviii) the Company has not agreed to do anything set
forth in this Section 3.22.

         Section 3.23. Certain Interests of Affiliates. Except as set forth on
Schedule 3.23, no Affiliate of any Seller or the Company, officer or director of the Company or any immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director:

                  (a) has any direct or indirect financial interest in any competitor, supplier or customer of the Company, provided, however, that the ownership of securities representing no more than 1 percent of the outstanding voting power of any competitor, supplier or customer, and which are listed on any U.S. securities exchange or traded actively in the U.S. over-the-counter market, will not be deemed to be a "financial interest" as long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

                  (b) owns, directly or indirectly, in whole or in part, or has any other interest in, any tangible or intangible property which the Company uses or has used in the conduct of the Business or otherwise (except for any such ownership or interest resulting from the ownership of securities in a public company);

                  (c) has outstanding any indebtedness to the Company; or

                  (d) is a party to any contract with the Company, or is owed by the Company any obligation of any nature whatsoever, except for the payment of employee compensation, the advancement of expenses or indemnification obligations, and the payment of trade payables, in each case in the Ordinary Course.

         Section 3.24. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company. Except as set forth in Schedule 3.24, the Company has no obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, company, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary Course of Business.

         Section 3.25. Insurance Policies. Schedule 3.25 sets forth a true and complete list and description (including face amount of policy, name of insured, carrier, premium, expiration date and whether it is a "claims made" or an "occurrence" policy) of all insurance policies held by the Company other than the insurance policies relating to employee benefits which are listed on
Schedule 3.17(b). All premiums due to the date hereof on such policies have been paid. There are no pending claims made against the Company that are covered by insurance. The Company has not failed to give any notice or present any claim under any such policy in a timely fashion, except where such failure would not prejudice the ability of the Company to make a claim and result in a Material Adverse Effect. Such insurance to the date hereof has (a) been maintained in full force and effect, (b) not been canceled or changed, except to extend the maturity dates thereof and such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (c) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and (d) the Company has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. The Company is covered by insurance in scope and amounts that satisfy obligations and agreements with Wachovia Bank National Association.

         Section 3.26. Banks. Schedule 3.26 sets forth (a) the name of each bank in which the Company has an account, lockbox or safe deposit box, and the numbers of the accounts or safety deposit boxes maintained by the Company thereat (b) the names of all Persons authorized to draw thereon or have access thereto; and (c) all security held by banks or financial institutions to secure loans, facilities or arrangements made to the Company or any subsidiary.

         Section 3.27. Books And Records. The minute books and other similar records of SSI and each SSI Subsidiary contain true and complete registers of the shareholders and records of all actions taken at any meetings of shareholders, boards of directors or any committee thereof and all written consents executed in lieu of the holding of any such meetings, for the prior three (3) years for foreign subsidiaries and prior ten (10) years for domestic entities. The accounting Books and Records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with the Company's internal policies.

         Section 3.28. No Misrepresentation. No representation or warranty of Sellers contained in this Agreement or in the Closing Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the knowledge of the Company and Sellers, there is no fact (other than publicly known facts related exclusively to political or economic matters of general applicability that will adversely affect all entities comparable to the Company) that may have a Material Adverse Effect on the Company.

         Section 3.29. Finders' Fees. Except as set forth on Schedule 3.29 (the fees and expenses of which are the sole responsibility of the Sellers) , there is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of any Seller or the Company or any Affiliate thereof who might be entitled to any fee or commission from Buyer, any Affiliate of Buyer or the Company in connection with the Transaction.

  ARTICLE 4.                FURTHER REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller, severally represents and warrants to Buyer as follows, such representations and warranties of the Sellers contained herein that are qualified by materiality or Material Adverse Effect being true and correct, and all other representations and warranties of the Sellers contained herein being true and correct in all material respects, as of the date hereof (except that representations and warranties that are made as of a specific date need be so true and correct only as of such date):

         Section 4.1. Ownership of SSI Stock; Authority.

                  (a) Except as set forth on Schedule 4.1(a), William F. Beermann or the William F. Beermann Living Trust will as of the closing have, and each other Seller has good and marketable title, free and clear of any and all Encumbrances to all of the SSI Shares listed on Annex A as being owned by the Sellers. Such Seller has the full right, power and authority to transfer, convey and sell to Buyer at the Closing the SSI Shares to be sold by such Seller and, upon consummation of the purchase contemplated hereby, Buyer will acquire from such Seller good and marketable title to such SSI Shares, free and clear of all Encumbrances, covenants, conditions, restrictions, voting trust arrangements, or rights whatsoever.

                  (b) Such Seller has all requisite power and authority to execute and deliver the Closing Documents to which such Seller is a party and to perform such Seller's obligations under such Closing Documents. The Closing Documents to which such Seller is a party have each been duly and validly executed and delivered by such Seller, and each constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

                  (c) Neither the execution and delivery by such Seller of any or all of the Closing Documents to which such Seller is a party, nor the consummation by such Seller of the Transaction contemplated thereby, will (i) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or require any notice, consent or waiver under, any instrument, contract, agreement or arrangement to which such Seller is a party or by which such Seller is bound, or
(ii) result in the imposition of any Encumbrance upon the SSI Shares owned by such Seller.

         Section 4.2. Approvals. No consent, approval, waiver, authorization or novation is required to be obtained by such Seller from, and no notice or filing is required to be given by such Seller to or made by any Seller with, any Governmental Entity or other Person in connection with the execution, delivery and performance by such Seller of this Agreement and each of the Closing Documents.

         Section 4.3. Non-Contravention. The execution, delivery and performance by such Seller of this Agreement and each of the Closing Documents, and the consummation of the Transaction, do not and will not (a) violate any provision of the articles of incorporation, bylaws or other organizational documents of such Seller if it is not a natural person, or (b) violate or result in a breach of or constitute a default under any Law, judgment, injunction, order, decree or other restriction of any Governmental Entity to which such Seller, or to the SSI Shares owned by such Seller, is subject.

         Section 4.4. Litigation And Claims. There is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or disclosed investigation pending or, to the knowledge of such Seller, threatened, against such Seller and such Seller is not subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity of competent jurisdiction or any arbitrator that would prevent consummation of the Transaction or materially impair the ability of such Seller to perform its obligations hereunder.

         Section 4.5. Investment Representations. Such Seller is acquiring the Participating Preferred Shares to be issued to him for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Participating Preferred Shares in violation of the Securities Act or any rule or regulation under the Securities Act.

                  (a) Such Seller has had adequate opportunity to obtain from representatives of Buyer such information, in addition to the representations set forth in the Agreement, as is necessary to evaluate the merits and risks of his investment in Buyer and Participating Preferred Shares.

                  (b) Such Seller has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Participating Preferred Shares to be issued to him and to make an informed investment decision with respect to such investment.

                  (c) Such Seller understands that the Participating Preferred Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; and the Participating Preferred Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

                  (d) A legend substantially in the following form will be placed on the certificate representing the Participating Preferred Shares to be issued to him:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

          ARTICLE 5.                REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows, such representations and warranties of Buyer contained herein that are qualified by materiality or Material Adverse Effect being true and correct, and all other representations and warranties of Buyer contained herein being true and correct in all material respects, as of the date hereof (except that representations and warranties that are made as of a specific date need be so true and correct only as of such date):

         Section 5.1. Organization and Power of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Texas and has all requisite corporate power and authority to own and operate its assets, to carry on its business as currently conducted, to consummate the Transaction and to perform its obligations hereunder. Buyer is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where its ownership or operation of its assets or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing, as the case may be, that would not prevent consummation of the Transaction or materially impair the ability of Buyer to perform its obligations hereunder.

         Section 5.2. Capital Structure.

                  (a) The total authorized capital stock of Buyer consists of 100,000,000 shares of common stock, par value $0.001 per share, of which 22,707,423 shares are issued and outstanding as of October 31, 2003 (including 3,679,775 shares held by a21 Acquisition LLC all of the membership interests of which are owned by the Buyer) and 100,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding.

                  (b) Except as set forth on Schedule 5.2(b), there are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments (other than this Agreement) to issue or sell any shares of capital stock of Buyer or any securities or obligations convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock or other equity interests of Buyer, and no securities or obligations evidencing such rights are outstanding.

         Section 5.3. Corporate Authorization. Buyer has full corporate power and authority to execute and deliver this Agreement and each of the Closing Documents, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and each of the Closing Documents have been duly and validly authorized and no additional corporate authorization or consent is required in connection therewith.

         Section 5.4. Approvals. Except for the Required Approvals, no consent, approval, waiver, authorization or novation is required to be obtained by Buyer from, and no notice or filing is required to be given by Buyer to or made by Buyer with, any Governmental Entity or other Person in connection with the execution, delivery and performance by Buyer of this Agreement and each of the Closing Documents, except for those the failure of which to obtain, give or make would not prevent consummation of the Transaction or materially impair the ability of Buyer to perform its obligations hereunder.

         Section 5.5. Non-Contravention. The execution, delivery and performance by Buyer of this Agreement and each of the Closing Documents, and the consummation of the Transaction, do not and will not (a) violate any provision of the articles of incorporation, bylaws of Buyer, (b) assuming receipt of all Required Approvals, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Buyer under, any agreement, contract, lease, sublease, arrangement, commitment or license to which Buyer is a party or by which any of is assets are bound, or (c) assuming receipt of all Required Approvals, violate or result in a breach of or constitute a default under any Law, judgment, injunction, order, decree or other restriction of any Governmental Entity to which Buyer is subject, except for, in the cases of the foregoing clauses (b) and (c), conflicts, breaches, terminations, defaults, cancellations, accelerations or violations that would not prevent consummation of the Transaction or materially impair the ability of Buyer to perform its obligations hereunder.

         Section 5.6. Binding Effect. This Agreement when executed and delivered by Seller, and each of the Closing Documents when executed and delivered by the parties thereto, will constitute a valid and legally binding obligation of Buyer party thereto, enforceable against such Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         Section 5.7. SEC Documents, Financial Statements.

                  (a) Buyer has filed all reports, schedules, forms, statements and other documents, together with all exhibits, financial statements and schedules thereto required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), including material filed pursuant to Section 13(a) or 15(d), (all of the foregoing, whether heretofore or hereafter filed with the SEC since July 1, 2002 being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated herein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The financial statements of Buyer included (or incorporated by reference) in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally GAAP (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         Section 5.8. Valid Issuance. The Participating Preferred Shares to be issued pursuant to this Agreement, when issued in accordance with and subject to the terms and provisions of this Agreement, (i) will be duly authorized, validly issued, fully paid and non-assessable, and (ii) subject to compliance by Sellers with the representations and warranties made thereby in Section 4.5, will be issued in compliance with applicable federal and state securities laws.

         Section 5.9. Investment Intent. Buyer acknowledges that the Purchased Shares and New Common Shares have not been registered under any Securities Laws. Buyer is acquiring the Purchased Shares and New Common Shares hereunder for Buyer's own account, for investment, and not with a view to, or for resale in connection with, any distribution thereof, and Buyer has no present intention of selling or otherwise transferring the Purchased Shares and New Common Shares or any interest therein. Buyer acknowledges and agrees that the Purchased Shares and New Common Shares may not be sold, transferred, pledged or otherwise disposed of except in compliance with Securities Laws.

                  (a) Buyer has had adequate opportunity to obtain from representatives of Seller such information, in addition to the representations set forth in the Agreement, as is necessary to evaluate the merits and risks of its investment in the Purchased Shares and New Common Shares.

                  (b) Buyer has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Purchased Shares and New Common Shares to be acquired by it and to make an informed investment decision with respect to such investment.

                  (c) Such Seller understands that the Purchased Shares and New Common Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; and the Purchased Shares and New Common Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

                  (d) A legend substantially in the form provided in Section 4.5(d) will be placed on the certificate representing the Purchased Shares and New Common Shares to be issued to it.

         Section 5.10. Litigation and Claims. There is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or disclosed investigation pending or, to Buyer's knowledge, threatened, against Buyer, except for those that would not prevent consummation of the Transaction or materially impair the ability of Buyer to perform its obligations hereunder. Buyer is not subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity of competent jurisdiction or any arbitrator, except for those that would not prevent consummation of the Transaction or materially impair the ability of Buyer to perform its obligations hereunder.

         Section 5.11. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any Affiliate of Buyer who might be entitled to any fee or commission from Sellers or any Affiliate of Sellers in connection with the Transaction.

         Section 5.12. Purchase Price Note. Buyer will have at the Closing good title to the Purchase Price Note, free and clear of all Encumbrances other than arising pursuant to the terms of an Intercreditor Agreement, a copy of which is attached hereto as Exhibit 5.12(a) (the "Intercreditor Agreement"), and upon assignment of the Purchase Price Note to Sellers at Closing, Sellers will have good title to the Purchase Price Note, free and clear of all Encumbrances other than arising pursuant to the terms of the Intercreditor Agreement. Upon filing the requisite UCC financing statements and recording a mortgage with the appropriate Governmental Entities and paying all applicable fees, the Purchase Price Note will be secured by a valid, perfected second lien on all assets of SSI pursuant to the Amended and Restated Credit and Security Agreement between SSI and Sellers dated as of February 29, 2004 ("SSI Security Agreement") in the form attached hereto as Exhibit 5.12(b), Mortgage between SSI and Sellers dated as of February 29, 2004, in the form attached hereto as Exhibit 5.12(c) ("Mortgage Agreement"), and the Pledge Agreement dated March 2, 1999 between SSI and First Union National Bank, now known as Wachovia Bank National Association, which assigned its rights to Capital Crossing Bank, and which is to be assigned to Sellers ("SSI Pledge"), and at Closing the Buyer will be entitled to exercise all rights of the secured party under such agreements (except as provided therein and in the Intercreditor Agreement). Upon assignment of the rights of Buyer under the SSI Security Agreement and SSI Pledge at Closing, and filing the requisite UCC financing statements with the appropriate Governmental Entities and paying all applicable fees, Sellers will have a valid, perfected second lien on all of the assets of SSI, will be the holders of all rights of the secured party under the SSI Security Agreement and SSI Pledge (except for those rights of Capital Crossing Bank and in the Intercreditor Agreement) and will be entitled to exercise all of the rights of the secured party under the SSI Security Agreement and SSI Pledge without restriction (except as provided therein and in the Intercreditor Agreement).

         Section 5.13. Binding Effect of SSI Documents. The Purchase Price Note, SSI Security Agreement and SSI Pledge will constitute valid and legally binding obligations of SSI, enforceable against SSI in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         Section 5.14. Solvency. At the Closing, Buyer owns assets (after giving effect to the transactions contemplated by this Agreement), the fair salable value of which is (a) greater than the total amount of liabilities of Buyer and
(b) greater than the amount that will be required to pay Buyer's obligations as they become due considering the net cash flow anticipated from the operations of such assets and all financing alternatives and potential asset sales reasonably available to Buyer.

                             ARTICLE 6.                CERTAIN COVENANTS

                  The covenants and agreements of the Company, of any Seller and of the Buyer to be performed prior to Closing have been duly performed in all material respects as follows:

         Section 6.1. Access. Prior to Closing, the Company and Buyer will each permit the other and its representatives to have reasonable access, at reasonable times, upon reasonable advance notice and subject to reasonable security requirements, to their respective Books and Records (and will permit them to make extracts from and copies of such books and records) and to their respective employees, consultants, agents and other personnel and to the locations at which their respective business as are conducted or at which any Books and Records are located and will cause its employees, counsel, independent accountants and financial advisors to cooperate with the other party in its investigation.

         Section 6.2. Conduct of Business. During the period from the date hereof to Closing, except as otherwise expressly contemplated by this Agreement or as Buyer otherwise agrees in writing in advance, the Company will, and Sellers will cause the Company to, conduct the Business only in the Ordinary Course and to use its commercially reasonable efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing, except as expressly provided in this Agreement or as otherwise agreed by the parties in writing, the Company will not, and no Seller will cause or permit the Company to, without the prior written consent of Buyer:

                  (a) amend or propose to amend its certificate or articles of incorporation or by-laws or equivalent organizational documents;

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents of the Company (including stock appreciation rights), or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire any of its securities or any securities of its Subsidiaries;

                  (d) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any other Person; (ii) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly-owned

Subsidiaries of the Company); (iii) pledge or otherwise encumber shares of capital stock of the Company or any of its Subsidiaries; or (iv) mortgage or pledge any of its assets, tangible or intangible, or create or knowingly suffer to exist any Encumbrance thereupon, other than in connection with pledging the assets of the Company as security for the Purchase Price Note in the SSI Security Agreement, and other than the Mortgage Agreement;

                  (e) enter into, adopt or (except as may be required by Law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or (except, in the case of employees who are not officers or directors, for normal compensation increases in the Ordinary Course) increase in any manner the compensation or benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including the granting of stock options, restricted stock, stock appreciation rights or performance units or past service credit under any Company Benefit Plan);

                  (f) acquire, sell, lease or dispose of any assets outside the Ordinary Course or any assets which in the aggregate are material to the Company, taken as a whole, or enter into any contract, agreement, commitment or transaction outside the Ordinary Course;

                  (g) change any of the accounting principles or practices used by it;

                  (h) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) authorize any new capital expenditure or expenditures which, individually, is in excess of $10,000 or, in the aggregate, are in excess of $50,000; (iii) settle any litigation for amounts in excess of $5,000 individually or $25,000 in the aggregate; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (i) settle or compromise any Tax liability or waive or extend the statute of limitations in respect of any Taxes;

                  (j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course, or in accordance with their terms, of liabilities reflected or reserved against in the Last Financial Statements or incurred in the Ordinary Course since Last Balance Sheet Date;

                  (k) other than (1) the Fifth Amendment to Forebearance Agreement made effective as of October 15, 2003 by and among SSI, William F. Beermann, James Ong, and Wachovia Bank, National Association, the SSI Security Agreement and the Mortgage Agreement, enter into any contract, agreement or understanding that would, if in existence on the date hereof, constitute a Material Contract, or amend, modify, renegotiate, renew, extend or terminate any Material Contract, in each case except in the Ordinary Course;

                  (l) make any material changes in the customary methods of operations of the Company, including, without limitation, practices and policies relating to marketing, selling and pricing, and collection of Receivables (including any changes in payment terms or any acceleration or discounting in the collection thereof), collection of payables (including any lengthening of customary payment cycles);

                  (m) take, or agree in writing or otherwise to take, any of the actions described in this Section 6.2 or any action that would (i) make any of the representations or warranties of Sellers or the Company contained herein that are qualified by materiality or Material Adverse Effect to be untrue or incorrect, (ii) make any other representation or warranty of Sellers or the Company contained herein to be untrue or incorrect in any material respect,
(iii) take or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound,
(iv) take or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound or
(v) result in any of the conditions set forth in Article VIII not being satisfied.

         Section 6.3. Reasonable Efforts; Further Assurances.

                  (a) During the period from the date hereof to Closing, the Company and Buyer will cooperate and use commercially reasonable efforts to fulfill the conditions precedent to its own and the other parties' obligations hereunder, including taking or causing to be taken all actions necessary, proper or advisable to obtain as promptly as practicable all Required Approvals.

                  (b) The Company and Buyer will cooperate and use their respective commercially reasonable efforts to comply with all Laws in furtherance of the Transaction, including the execution of additional agreements, instruments and documents that may be required by Law. Subject to the provisions hereof, from time to time after the Closing Date, each party will promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by any other party and necessary for the other party to satisfy its obligations hereunder or to obtain the benefits contemplated hereby.

         Section 6.4. Confidentiality.

                  (a) At all times after the date hereof, each Seller will treat as confidential and will safeguard any and all information, knowledge and data in its possession which is owned by the Company (the "Company Confidential Information"), in each case by using the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data as such Seller uses with respect to its own confidential and proprietary information.

                  (b) If for any reason the Transaction is not consummated, at all times after the date hereof, Buyer will treat as confidential and will safeguard any and all information, knowledge or data relating to the Company or the Business, that has become or becomes known to Buyer as a result of the Transaction and Buyer's due diligence investigations in connection therewith, and, subject to the provisions of Section 6.4(c), Buyer will neither use nor disclose any of such information, knowledge or data. With respect to all such information, knowledge or data, Buyer will use the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data as Buyer uses in the protection of other proprietary information of Buyer.

                  (c) Nothing contained in this Section 6.4 will in any way restrict or impair the right of either party or its Affiliates (collectively, the "Receiving Party") to use, disclose or otherwise deal with information of the other party or its Affiliates (collectively, the "Disclosing Party") which:
(i) is or becomes a matter of public knowledge through no fault of the Receiving Party or its agents or representatives; (ii) was already in the Receiving Party's possession at the time of disclosure of the information to the Receiving Party, and was not acquired, directly or indirectly, under any obligation of confidentiality to the Disclosing Party or to any other Person, nor obtained improperly; (iii) is rightfully received by the Receiving Party from a Person having no duty of confidentiality to the Disclosing Party or any other Person;
(iv) was disclosed by the Disclosing Party to another Person having no duty of confidentiality to the Disclosing Party; (v) is independently developed by the Receiving Party; (vi) is disclosed pursuant to legal process after prior notice to the Disclosing Party; or (vii) is disclosed by the Receiving Party with the Disclosing Party's prior written consent; provided, however, that nothing in this Section 6.4(c) will give any Seller or their respective its Affiliates the right to use, disclose or otherwise deal with Company Confidential Information solely by reason of or incidental to such Seller's ownership or prior ownership of the Company. The Receiving Party will have the burden of proving the applicability of any provision of this Section 6.4(c) to any particular set of facts.

                  (d) Nothing contained in this Section 6.4 will in any way restrict or impair the right of the Receiving Party to disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Treasury Regulations Section 1.6011-4(c)) of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

         Section 6.5. Public Disclosure. Each of the parties agrees that through announcement of Closing of the Transaction (or, if applicable, announcement of termination of this Agreement), except as may be required to comply with the requirements of any Law and the rules and regulations of each stock exchange upon which the securities of any of the parties is listed, no press release or similar public announcement or communication will be made concerning the execution, performance or termination of this Agreement unless specifically approved in advance by SSI and Buyer.

         Section 6.6. Notice of Certain Matters. Each party will give the other prompt notice of the occurrence or non-occurrence of any event that causes any condition set forth in Article VII not to be satisfied; provided, however, that the delivery of any such notice will not limit or otherwise affect the remedies available hereunder to the party receiving such notice. In addition, if during the period from the date hereof to Closing the Buyer learns of an event or circumstance which constitutes a breach of the Company's or the Sellers' representations and warranties hereunder, it shall give written notice thereof to the Company.

         Section 6.7. Exclusivity. Each Seller has, and has caused the Company to, terminate all existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal. Neither any of Sellers nor the Company will, directly or indirectly, through any officer, director, employee, representative or agent or any of its Affiliates:
(a) solicit, initiate, continue or encourage any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or similar transaction involving the Company, other than the Transaction (any of the foregoing inquiries or proposals being referred to as an "Acquisition Proposal"); (b) solicit, initiate, continue or engage in any negotiations or discussions concerning, or provide any non-public information or data to any Person relating to, any Acquisition Proposal; or (c) agree to, approve or recommend any Acquisition Proposal. Each Seller will notify Buyer immediately after receipt by such Seller or the Company of any bona fide Acquisition Proposal or any request for non-public information in connection with a bona fide Acquisition Proposal or for access to the properties, Books and Records of the Company by any Person that informs any Seller or the Company that it is considering making, or has made, an Acquisition Proposal. Each Seller agrees that it will not, and will not cause or permit the Company to, release any third party from, or waive any provision of, any confidentiality or standstill agreement relating to the Company to which any of them is a party. The provisions of this Section 6.7 shall terminate upon a termination of this Agreement in accordance with Section 9.1 hereof.

         Section 6.8. Maintain Insurance Coverage. From the date hereof until the Closing, the Company shall maintain and cause to be maintained in full force and effect the existing insurance on the assets and the operations of the Company and shall provide, upon request by Buyer, evidence satisfactory to Buyer that such insurance continues to be in effect and that all premiums due have been paid. The Company will maintain its existing product and professional liability insurance. The Company will continue to maintain all of its insurance policies and coverage amounts in full force and effect until the Closing.

         Section 6.9. Certain Actions By Buyer Prior to Closing. From the date hereof to Closing, Buyer will not, without the prior written consent of Seller, take, or agree in writing or otherwise to take, any action that would (a) make any of the representations or warranties of Buyer contained herein that are qualified by materiality to be untrue or incorrect, or (b) make any other representation or warranty of Buyer contained herein to be untrue or incorrect in any material respect, or (c) result in any of the conditions set forth in
Article VII not being satisfied. From the date hereof to Closing, the Buyer shall use commercially reasonable efforts to (a) obtain the Financing (as defined in Section 7.2(c)) upon terms and conditions satisfactory in all respects to the Buyer.

         Section 6.10. Accounts Receivable.

                  (a) If, after 120 days following the Closing Date (with respect to Receivables from U.S. customers) or 150 days following the Closing Date (with respect to Receivables from foreign customers), there are any Receivables included on the Closing Balance Sheet that have not been paid and the amount of such Receivables exceeds, in the aggregate, the total dollar amount equivalent to the reserve against Receivables set forth on the Closing Balance Sheet then

Sellers shall purchase such uncollected accounts receivable from the Company for an amount equal to 100% of the uncollected portion of the uncollected Receivables in excess of the reserve and Buyer shall be entitled to deduct such amount from any amounts then held in escrow or if such amount is insufficient, from any future payments due to Sellers pursuant to this Agreement. During the periods provided above, as applicable, the Purchaser and/or the Company shall pursue commercially reasonably methods and alternatives to collect such amounts.

                  (b) With respect to any Receivables purchased by Sellers pursuant to the this Section 6.10, Sellers may pursue any commercially reasonable alternatives and/or remedies to collect such accounts receivable from the customers of the Company and Sellers shall consult with the Company and the Buyer regarding the timing or manner of pursuing collection of such Receivables and Buyers of the Company will in no way interfere with collection of such Receivables or attempt to compromise or reduce the amount outstanding under such Receivables.

         Section 6.11. Non-Competition.

                  (a) For a period of four (4) years after the Closing Date, neither William F. Beermann nor James Ong shall directly or indirectly, except as an officer or employee of the Company or Buyer, (i) develop, design, manufacture, perform, market, sell or deliver any product or service that competes with any existing product or service or Proposed Products or Services provided by the Company or any subsidiary on or prior to the Closing Date, or
(ii) engage or be interested in any business competitive with the business of the Company as conducted on the Agreement Date or on the Closing Date, in the United States, the United Kingdom, or any other country in which the Company conducted its business during the three years prior to the Closing Date. For the purposes of this Section 6.11, "Proposed Product or Service" shall mean any produced product or service notified to Buyer prior to Closing as a product intended to be provided by the Company in the Ordinary Course or any product currently under development by the Company.

                  (b) Sellers agree that the duration and geographic scope of the non-competition provision set forth in this Section 6.11 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, Sellers agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. Sellers intend that this non- competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

                  (c) Sellers agree that damages are an inadequate remedy for any breach of this Section 6.11 and that Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this Section 6.11. The agreements of Sellers set forth in this Section 6.11 are in addition to, and in no way in limitation of, their respective agreements set forth in any employment or other agreements that may be entered into between any of Sellers and the Company as a condition of Closing.

         Section 6.12. Covenants as to Employment Matters.

                  (a) Buyer will cause the Applicable Employees and their beneficiaries to be included as of the Closing in medical and other employee benefit plans and programs substantially similar to the Company Benefit Plans.

                  (b) Buyer agrees to issue to such Applicable Employees as Buyer and Sellers shall agree options to acquire up to an aggregate of 2,000,000 shares of Buyer's common stock pursuant to the a21 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (the "Plan"), such grants to be implemented as soon as practicable following the Closing, subject to shareholder approval of an increase in the number of shares available for grant under the Plan; which grants, in addition to any lock-up agreement contained in such Plan to which officers shall be subject to customary lock-up arrangements for a period of six months following the effective date of the registration statement.

         Section 6.13. Non-Solicitation. During the two-year period immediately following the Closing Date, none of Sellers nor any of their respective Affiliates will, without the prior written consent of Buyer, solicit directly or indirectly the services of any Person who was an employee of Buyer or the Company at any time from or after the Closing Date, unless and until thirty (30) days after such Person was terminated by Buyer or the Company after the Closing Date. In the event that the parties fail for any reason to consummate the Transaction, neither Buyer nor any of Buyer's Affiliates controlled by Buyer will, on or before the date that is two years after the date of this Agreement, directly or indirectly solicit for employment or hire any employee of the Company with whom Buyer or any such Affiliate has had contact, or who had become known to Buyer or any such Affiliate in connection with Buyer's consideration of the Transaction.

         Section 6.14. Restrictions on Resale. Without the prior written consent of the Board of Directors of Buyer, each of the Sellers hereby irrevocably agrees that he will not, directly or indirectly, sell, offer, contract to sell, make any short sale, pledge or otherwise dispose of any shares of Participating Preferred Shares or shares of a21 Common Stock issued in exchange for the Participating Preferred Shares; provided, however, that each Seller may sell certain of his or her shares of a21 Common Stock, subject to the following conditions: (a) the maximum number of shares to be sold by all Sellers as a group in any 90-day period, shall not exceed the greater of (i) 10% of the number of shares of a21 Common Stock issued in exchange for the Participating Preferred Shares and, (ii) 4% of the total number of issued and outstanding shares of a21 Common Stock, and (b) any such sales shall be made in compliance with applicable securities laws. In addition, subject to compliance with applicable securities laws, (a) the written consent of the Board of Directors of Buyer will not be unreasonably withheld for transfers for estate planning purposes; and (b) the Seller's may transfer shares amongst themselves without the written consent of the Board of Directors of the Buyer , provided they give written notice of such transfers to the Buyer on or about the effective date of such transfer(s).

         Section 6.15. Sellers' Management Positions. As soon as is reasonably practicable following Closing, Sellers shall be entitled to appoint one member to the Board of Directors of Buyer and SSI, provided that such person is reasonably acceptable to Buyer.

         Section 6.16. Non-Circumvention. Sellers and the Company agree that, until 12 months after Buyer and the Company and Sellers have terminated discussions concerning the Transaction, neither Sellers nor the Company nor any of their respective affiliates (as such term is defined under Exchange Act) will in any manner, directly or indirectly, circumvent, avoid or bypass the Buyer, by employing, utilizing or otherwise taking advantage of the Buyer's bankers, financial sources, advisors or intermediaries with whom the Buyer has had material discussions, meetings or correspondence, to effect, directly or indirectly, a transaction the same as or similar to the transactions contemplated by this Agreement. Such bankers, financial sources, advisors or intermediaries are listed on Schedule 6.16, as that list may be amended at any time after the Closing and prior to termination, provided that the Company has the right to reject a party on the list if (a) it has had dealings with the party within prior 180 days, or (b) the party is a money center financial institution. Notwithstanding anything contained in this Section 6.16 to the contrary, the Company may refinance the existing mortgage on the Facility and its existing credit line and other financing with Wachovia Bank, National Association so long as such refinancing is not consummated with any of the private equity funds listed on Schedule 6.16.

         Section 6.17. Certain Tax Matters.

                  (a) The parties acknowledge the status of SSI as a C corporation as defined in Code Section 1361(a)(2). The Sellers and the Buyer acknowledge that the purchase of the Purchased Shares by the Buyer will cause SSI to become part of an affiliated group with the Buyer under Code Section 1504, and the Buyer and SSI expect to file consolidated federal income Tax Returns in accordance with Code Section 1501 after such purchase. The parties agree that as a result of filing consolidated returns of the Buyer and SSI, the portion of the taxable year of SSI ending as of the close of business on the Closing Date (the "First Short Year") shall be a short taxable year for which Sellers are the shareholders of SSI and that portion of SSI's taxable year beginning on the first day after the Closing Date (the "Second Short Year") shall be a short taxable year of SSI for which the Buyer is the owner of more than eighty percent (80%) of the total voting power and value of shares of stock of SSI and for which SSI shall file a consolidated federal income Tax Return with the Buyer, all in accordance with Treasury Regulations 1.1502-76(b). The parties further agree that all items of income, gain, loss, deduction and credit of SSI shall be assigned to the First Short Year or the Second Short Year, respectively, based on a closing of the books of SSI as of the end of the First Short Year. The parties shall not elect to ratably allocate items under Treasury Regulations 1.1502-76(b)(2)(ii)(D). Such assignment shall be made on the basis of SSI's normal method of accounting for income tax purposes as determined under Code Section 446. In addition, if on the Closing Date any transaction occurs, (i.e., taken at the direction of the Buyer and not contemplated by this Agreement and outside the ordinary course of business) then all parties agree to treat such event as occurring on the beginning of the day after the Closing Date in accordance with Treasury Regulations 1.1502-76(b)(1)(ii)(B). The parties agree that they shall cooperate with each other in preparing and filing any elections or other documentation necessary to effect a closing of the books of SSI for these purposes. The Sellers shall prepare or cause to be prepared, and file or cause to be filed the federal income Tax Return for SSI for the First Short Year.

                  (b) The Buyer shall prepare or cause to be prepared, and file or cause to be filed, any Tax Returns of the Company for tax periods which began before the Closing Date and end after the Closing Date and for all tax periods which begin on or after the Closing Date, as well as any Tax Returns for periods ending prior to the Closing Date with respect to which the deadline for filing has not yet passed.

                  (c) The Buyer and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 6.17 and any audit, litigation or other proceeding with respect to Taxes. In the event the Buyer is notified in writing of an audit of any Tax Return of the Company for a period ending prior to or on the Closing Date, or for any period which ends after the Closing Date, but began before the Closing Date, by any taxing authority, the Buyer shall give notice to the Sellers and the parties shall treat such proceeding as a claim by a third party under Section 8.3(b) herein. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, the costs of which shall be paid by the Sellers. The Buyer and the Sellers agree (i) to retain all books and records with respect to tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the party so requests, the Buyer, the Company and the Sellers, as the case may be, shall allow the other party to take possession of such books and records. If the Company is sold, the books and records shall be transferred.

                  (d) Any tax deficiency of the Company, as the result of an adjustment to Company's Tax Returns for any period ending on or prior to the Closing Date, shall be subject to indemnification by Sellers as provided in
Section 8.1(a)(iii). Any tax deficiency of the Company, as the result of an adjustment to the Company's Tax Returns for any period beginning before the Closing Date and ending after the Closing Date, shall be allocated as set forth in Section 2.4(g), and the portion of such tax deficiency allocable to the period through and including the Closing Date shall be subject to indemnification by Sellers as provided in Section 8.1(a)(iii). Any tax refund due to the Company, as the result of an adjustment to Company's Tax Returns for any period ending prior to the Closing Date, shall be paid to the Sellers as an adjustment to the Purchase Price. Any tax refund due to the Company, as the result of an adjustment to the Company's Tax Returns for any period beginning before the Closing Date and ending after the Closing Date, shall be allocated as set forth in Section 2.4(g), and the portion of such tax refund allocable to the period before the Closing Date shall be paid to the Sellers as an adjustment to the Purchase Price.

                  (e) After Closing, the Company shall not, and the Buyer shall not cause the Company to, amend any of the Company's Tax Returns which were filed prior to Closing without the written consent of the Sellers if the result of amending such tax returns would be to increase the Taxes of the Company subject to indemnification by the Sellers under Section 8.1(a) herein.

                  (f) The parties agree that the recapitalization of SSI provided for under Section 2.3 is intended to be a nontaxable reorganization under Section 354 and Section 368(a)(1)(E) of the Code. After Closing, SSI and Buyer shall in good faith use commercially reasonable efforts not to take any action or fail to take any action which would jeopardize the nontaxable status of the recapitalization of SSI. The parties will report the recapitalization of SSI consistent with this Section 6.17(f) on all federal income Tax Returns and informational returns.

                  (g) The parties agree that the entire Purchase Price is consideration for the Buyer's purchase of the Purchased Shares. The parties will report the Buyer's purchase of the Purchased Shares consistent with this Section 6.17(g) on all federal income tax returns and informational returns.

                  (h) The parties agree that SSI shall not make any election under Code Section 338 with respect to the purchase of the Purchased Shares pursuant to this Agreement.

         Section 6.18. Options to Purchase Shares of a21 Common Stock. a21 hereby grants to the Sellers the following options to purchase shares of a21 Common Stock:

                  (a) The Sellers shall be entitled to purchase one hundred thirty-four thousand eight hundred eighty one (134,881) shares of a21 Common Stock at the price of $.1231 per share.

                  (b) In the event that from October 31, 2003 until the Closing Date, a21 shall issue any additional shares (other than shares issued in connection with options and warrants outstanding as of the date hereof and other than shares, options and/or warrants issued in connection with the financing required to consummate the transactions contemplated by this Agreement) of a21 Common Stock at a price less than $.85 per share or grant any additional options or warrants to acquire shares of a21 Common Stock at a price less than $.85 per share, the Sellers shall have an option to purchase an amount of shares of a21 Common Stock equal to 20.8310% of the number of such additional shares, options or warrants issued, for the option price set forth in Section 6.18(c).

                  (c) The option price to Sellers for shares of a21 Common Stock under options to Sellers arising by reason of the issuance of any a21 shares after the date hereof will be equal to the amount of consideration received by a21 or, in the event that such shares are issued without consideration for services, the option price shall mean the closing price of a share of a21 Common Stock on the principal national securities exchange (which for purposes of this definition shall include the NASDAQ Stock Market, Inc. and the OTC Bulletin Board) on which the shares of a21 Common Stock are then traded or if the shares of a21 stock are not traded on a principal national exchange, the average high bid and low ask prices of a share of a21 Common Stock in the over-the-counter market for the date of issue. The option price to Sellers for shares of a21 Common Stock under options to Sellers arising by reason of the issuance of any options or warrants to acquire shares of a21 Common Stock after the date hereof will be the option or strike price under such options or warrants.

                  (d) The Sellers shall be entitled to exercise their options to purchase at any time after Closing until the later of fifteen (15) days after the Closing Date or fifteen (15) days after receipt by Sellers of the notice described in Section 6.18(f) below with respect to options arising by reason of issuance of additional shares of a21 Common Stock or the issuance of additional options or warrants to acquire shares of a21 Common Stock after the date of this Agreement. The Sellers shall be entitled to exercise any portion or all of the options granted hereunder by delivering written notice to a21 identifying the number of shares that such Seller elects to purchase and the option price applicable to such shares (computed in accordance with Section 6.18). Upon receipt of such written notice, the Seller and a21 shall close the purchase of such sale, payable all in cash, as soon as administratively feasible.

                  (e) The options to purchase provided hereunder shall be allocated among the Sellers pro rata in accordance with their Percentage Interests as set forth in Annex A attached hereto. However, in the event that any Seller shall choose not to exercise their pro rata share of the options to purchase provided hereunder, such options to purchase shall be allocated among the remaining Sellers pro rata in accordance with their relative Percentage Interests as set forth on Annex A.

                  (f) a21 shall notify all Sellers at the Closing in writing of any issuance of additional shares of a21 Common Stock at a price less than $.85 per share or the issuance of any additional options or warrants to acquire shares of a21 Common Stock at a price less than $.85 per share from the date of this Agreement through the Closing Date. Each such notice shall set forth the number of shares, options or warrants issued and the purchase price for which the shares were issued, or the option or strike price of the options or warrants issued.

         Section 6.19. Sharing of Swap Fee. Any Settlement Amount (referred to herein as the "Swap Fee"), as such term is defined in the ISDA Master Agreement between First Union National Bank and SSI dated as of December 4, 1997, and the Schedule and Confirmation thereto (the "Swap Agreement"), payable by SSI to Wachovia Bank, National Association as successor to First Union National Bank by reason of an Early Termination, as defined in the Swap Agreement, which is paid by SSI on or before Closing, and not otherwise reduced, waived or cancelled by Wachovia Bank, National Association, shall be shared by Sellers and Buyer as provided in this Section 6.19. After payment of the Swap Fee by SSI, the Swap Fee shall be shared by one of the two following methods as elected by Buyer. The first method is that the Buyer shall pay to SSI an amount equal to the first $150,000 of such Swap Fee and Buyer shall also pay to SSI an amount equal to one-half (1/2) of the Swap Fee in excess of $150,000 (which amounts shall be referred to collectively as the "Buyer's Share of Swap Fee"), and Sellers shall pay to SSI an amount equal to the remaining one-half (1/2) of the Swap Fee in excess of $150,000 (which amount shall be referred to as the "Sellers' Share of Swap Fee"). Such payments by Buyer and Sellers shall be made to SSI prior to or simultaneously with Closing and shall be taken into account under Section 2.4 in determining the Closing Net Worth of the Company, so that payment of the Swap Fee by SSI will not result in any decrease in the Closing Net Worth of the Company. The second method is that the Estimated Net Worth shall be reduced by an amount equal to the Swap Fee and the Purchase Price shall be reduced by an amount equal to the Sellers' Share of Swap Fee, and the Buyer's Share of Swap Fee and the Sellers' Share of Swap Fee shall not be paid to SSI.

                          ARTICLE 7.     CONDITIONS TO CLOSING

         Section 7.1. Conditions to the Obligations of Buyer and Seller. The obligations of Buyer and of Sellers to effect the Closing are subject to the satisfaction or waiver prior to (or, in the case of item (d), below, at or simultaneously with) Closing of each of the following conditions:

                  (a) No Injunctions. No Governmental Entity of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or nonappealable judgment, decree, injunction or other order that is in effect on the Closing Date and prohibits Closing or the consummation of the Transaction; provided, however, that the foregoing will not be a condition to Closing as to the party who commits the willful act or omission if such prohibition is attributable to the willful act or omission of either party.

                  (b) No Litigation. There will not be pending any litigation seeking to prohibit the Transaction or seeking substantial damages as a result thereof; provided, however, that the foregoing will not be a condition to Closing if such prohibition or such damages are attributable to the willful act or omission of either party.

                  (c) Required Approvals. All Required Approvals will have been obtained or accomplished, as the case may be, and the parties will have delivered to each other appropriate evidence of the same.

                  (d) Articles of Amendment. The Articles of Amendment shall have been filed with the Secretary of State of Florida and shall have become effective.

                  (e) Swap Fee. Wachovia Bank National Association, Buyer and Sellers shall mutually agree to a satisfactory resolution of the payment of the Settlement Amount due upon Early Termination under ISDA Master Agreement, Schedule and Confirmation between First Union National Bank and SSI dated December 4, 1997 ("Swap Fee"). Upon payment by SSI to Wachovia Bank, National Association of the Swap Fee and the termination of the Swap Agreement as provided in Section 6.19 of this Agreement, this Section 7.1(e) shall no longer be a condition of Closing to Buyers or Sellers.

         Section 7.2. Further Conditions to the Obligation of Buyer. The obligation of Buyer to effect the Closing is subject to either the satisfaction or the waiver of each of the following further conditions at or prior to
Closing:

                  (a) Material Adverse Change. Since the Last Balance Sheet Date, there will not have occurred any change in the assets, liabilities, properties, business, operations or condition of the Company that is materially adverse to the Company taken as a whole, excluding general economic changes, changes in currency exchange rates, changes that may affect the visual content industry generally, and changes attributable to the Transaction (a "Material Adverse Change").

                  (b) Intentionally Left Blank.

                  (c) Financing. The financing necessary to consummate the transactions contemplated hereby (the "Financing") shall, at the Closing, be evidenced by duly authorized, executed, and delivered definitive agreements (the "Definitive Financing Agreements") satisfactory in all respects to Buyer, the Definitive Financing Agreements at the Closing shall be in full force, valid, and binding upon the parties thereto, the Definitive Financing Agreements shall (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) be enforceable as to the parties thereto in accordance with their terms at the Closing, all conditions to the drawdown or receipt of funds under the Definitive Financing Agreements shall have been satisfied or waived at the Closing, and Buyer shall have received at the Closing cash in an amount equal to the Financing.

                  (d) Resignations. All directors of SSI and, subject to acceptance by Buyer, all directors of the SSI Subsidiaries, other than the subsidiary in Canada, shall have resigned at or prior to the Closing as directors and members of all committees of the Board of Directors in writing effective immediately after the Closing. All officers of SSI and each of the SSI Subsidiaries shall have resigned at or prior to the Closing in writing effective immediately after the Closing, subject to acceptance by Buyer.

                  (e) Additional Closing Deliveries. At the Closing, Sellers will have delivered or caused to be delivered to Buyer the following:

                           (i) duly executed by Sellers and the Company copies
of the Registration Rights Agreement, Escrow Agreement and Exchange Agreement;

                           (ii) stock certificates representing all of the
Purchased Shares, properly endorsed or with stock powers executed in blank or otherwise in form suitable for transfer;

                           (iii) duly executed resignations of all directors and
corporate officers of the Company (in those capacities and not as Applicable Employees);

                           (iv) duly executed by the Company and William F.
Beermann and James Ong, as applicable, agreements terminating their existing employment agreements and split dollar agreements (in all cases without cost or liability to the Company or the Buyer);

                           (v) such other instruments or documents, in form and
substance reasonably acceptable to Buyer, as may be necessary to effect Closing or reasonably requested by Buyer on a timely basis.

         Section 7.3. Further Conditions to the Obligation of Sellers. The obligation of Sellers to effect the Closing is subject to either the satisfaction or the waiver of each of the following further conditions at or prior to Closing:

                  (a) Payment of Purchase Price. At the Closing, Buyer will have caused to be delivered to Sellers, the following:

                           (i) a certified or bank check or by wire transfer in
the amount of $2,600,625 to an account or accounts designated by Sellers prior to Closing (the "Sellers Account");

                           (ii) an executed copy of the Purchase Price Note;

                           (iii) an executed copy of the SSI Security Agreement;

                           (iv) an executed copy of the guarantee of the
Purchase Price Note ("Guaranty") in the form attached hereto as Exhibit 7.3(a)
(iv);

                           (v) an executed copy of an agreement whereby Buyer
contributes $40,000 of the Purchase Price Note to the capital of the Company.

                  (b) Release of Guarantees. Sellers shall have been released at or prior to the Closing from the guarantees of those obligations of the Company listed in Schedule 7.3(d).

                  (c) Working Capital. From and after the Closing, Buyer agrees to make available to the Company a minimum of $1,500,000 in working capital (of which a minimum of $1,000,000 must be equity or otherwise subordinate to the Participating Preferred Stock including the Liquidation Preference payable to the holders of the Participating Preferred Stock if it is then issued and outstanding), at such times and in such amounts as Buyer and the Company agree.

                  (d) Additional Closing Deliveries. At the Closing Buyer will have delivered or caused to be delivered to Sellers (i) duly executed by Buyer copies of the Registration Rights Agreement, Escrow Agreement, Exchange Agreement, Mortgage, Non-Recourse Assignment, Warrants and Uniform Commercial Code Financing Statements; and (ii) such other instruments or documents, in form and substance reasonably acceptable to Majority Holders, as may be necessary to effect Closing or reasonably requested by Majority Holders on a timely basis.

                  (e) Recapitalization. At Closing, SSI will have:

                           (i) executed and delivered to the Secretary of State,
State of Florida, for filing, the Articles of Amendment;

                           (ii) caused to be delivered to Sellers certificates
representing an aggregate of 1,666,717 shares of Participating Preferred Stock registered in the name of the Sellers in the amounts set forth in Annex A;

                           (iii) caused to be delivered to Buyers certificates
representing an aggregate of 8,333,282 shares of New Common Stock registered in the name of Buyer.

         At Closing, Buyer and Seller will have surrendered to SSI certificates representing the Purchased Shares and the Remaining Shares in exchange for the shares of Participating Preferred Stock and New Common Stock described above, accompanied by duly executed stock powers executed in favor of SSI.

                       ARTICLE 8.        INDEMNIFICATION; REMEDIES

         Section 8.1. Indemnification By Sellers.

                  (a) Subject to the further provisions of this Article VIII, Sellers (notwithstanding any transfer(s) of the shares of Participating Preferred Shares or shares of a21 Common Stock) will indemnify, defend and hold harmless Buyer, Buyer's Affiliates and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees (other than the Applicable Employees), and their heirs, successors and assigns (collectively, the "Buyer Indemnified Parties"), from, against and in respect of all Losses imposed on, sustained, incurred or suffered by or asserted against any of Buyer Indemnified Parties, directly or indirectly relating to or arising out of any of the following (collectively, "Buyer Losses"):

                           (i) any fact or circumstance that constitutes a
failure or breach of any representation or warranty of any Seller or the Company contained herein;

                           (ii) any act or omission that constitutes a breach or
non-fulfillment of any covenant or agreement of any Seller or the Company contained herein;

                           (iii) any Taxes payable by the Company for any period
through and including the Closing Date, including any Taxes for any period which includes, but does not end on, the Closing Date, allocated as provided in
Section 2.4(g), other than Taxes set forth on the Closing Balance Sheet and other than Pre-Closing Taxes paid in accordance with Section 2.4(f)(ii); and

                           (iv) Any Taxes payable by the Company described in
Schedule 3.16(b) hereof.

                  (b) Notwithstanding the foregoing, Sellers will not be liable for any Buyer Loss unless a Buyer Indemnified Party gives Sellers notice of a claim for indemnification therefor within the applicable survival period provided by Section 10.4. Moreover, except as provided in the immediately following sentence, Sellers will not be liable for any Buyer Loss referred to in Sections 8.1(a)(i) or 8.1(a)(ii) unless: (i) the aggregate amount of all Buyer Losses exceeds $75,000; and then Sellers will be liable for all such Losses, including the first $75,000 thereof; provided, however, that in no event will Sellers' aggregate liability for all Buyer Losses referred to in Sections 8.1(a)(i) and 8.1(a)(ii) exceed 75% of the Purchase Price (including any Contingent Payments). Notwithstanding the foregoing,(i) the limitations contained in the immediately preceding sentence will not apply to any Buyer Loss arising out of: (x) any failure or breach of a representation or warranty contained in Sections 3.2, 3.3(b), 3.16 or 4.1; or (z) any intentional fraud committed by the Company or any Seller, and (ii) the limitations contained in the immediately preceding sentence will not apply to any Buyer Loss arising our of any failure or breach of a representation or warranty contained in Section 3.18, but instead the Sellers will not be liable for any Buyer Loss referred to in Sections 8.1(a)(i) unless such Losses exceed $1.00; and then Sellers will be liable for all such Losses, including the first $1.00 thereof; provided, however, that in no event will Sellers' aggregate liability for all such Losses referred to in Sections 8.1(a)(i) exceed the Purchase Price (including any Contingent Payments). In no event will Seller's aggregate liability under this Section 8.1 exceed the Purchase Price (including any Contingent Payments).

                  (c) Notwithstanding the foregoing, Susan Chiang, Kai Chiang and Richard Ong are only liable for Buyer Losses to the extent of their Percentage Ownership in SSI as shown in Annex A, except for several warranties under Article IV.

         Section 8.2. Indemnification By Buyer.

                  (a) Subject to the further provisions of this Article VIII, Buyer will indemnify, defend and hold harmless Sellers, Sellers' Affiliates and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees (other than the Applicable Employees), and their heirs, successors and assigns (collectively, the "Seller Indemnified Parties"), from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against any of Seller Indemnified Parties, directly or indirectly relating to or arising out of any of the following (collectively, "Seller Losses"):

                           (i) any fact or circumstance that constitutes a
failure or breach of any representation or warranty of Buyer contained herein;
and

                           (ii) any act or omission that constitutes a breach or
non-fulfillment of any covenant or agreement of Buyer contained herein.

                  (b) Notwithstanding the foregoing, Buyer will not be liable for any Seller Loss unless a Seller Indemnified Party gives Buyer notice of a claim for indemnification therefor within the applicable survival period provided by Section 10.4. Moreover, except as provided in the immediately following sentence, Buyer will not be liable for any Seller Loss referred to in Sections 8.2(a)(i) and 8.2(a)(ii) unless: (i) the aggregate amount of all Seller Losses exceeds $75,000; and then Buyer will be liable for all such Losses, including the first $75,000 thereof; provided, however, that in no event will Buyer's aggregate liability for all Seller Losses referred to in Sections 8.2(a)(i) or 8.2(a)(ii) exceed 75% of the Purchase Price (including any Contingent Payments). Notwithstanding the foregoing, the limitations contained in the immediately preceding sentence will not apply to any Buyer Loss arising out of any intentional fraud committed by Buyer. The limitations contained in this Section 8.2(b) do not apply to the Buyer's obligation, if the conditions to closing in Article 7 are satisfied (in accordance with the terms thereof), to pay the Purchase Price and the adjustments contained in Section 2.4.

         Section 8.3. Indemnification Procedures.

                  (a) As used herein, "Losses" include only Losses actually paid or incurred, and do not include: (i) any amounts recovered from any insurer or other third party obligor, or the cost of maintaining any insurance coverage, and no right of subrogation against the

Indemnifying Party will accrue hereunder to or for the benefit of any third party obligor; or (ii) any cost or expense previously counted in determining a Loss. Each Indemnified Party will submit in a timely manner to any applicable third party obligor all claims for indemnifiable Losses for which such Person may have liability; provided, however, that such submission of any such claim against a third party obligor will not relieve any Indemnifying Party of any indemnification obligation it may have under this Article VIII. To the extent permitted by Law, the Indemnifying Party will be subrogated to all claims and setoffs that the Indemnified Party could assert against such third party obligor. The Indemnified Party will execute and deliver to the Indemnifying Party such documents as may be reasonably necessary to establish by way of subrogation the ability and right of the Indemnifying Party to assert such claims and setoffs.

                  (b) All claims for indemnification by any Indemnified Party will be asserted and resolved as set forth in this Section 8.3. In the event that any claim or demand for which an Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party will promptly notify the Indemnifying Party in writing of such claim or demand in reasonable detail (the "Claim Notice"); provided, however, that no failure or delay by any Indemnified Party in giving any such notice will relieve any Indemnifying Party from any obligation or liability under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure or delay.

                  (c) The Indemnifying Party will have 30 days (or such lesser period as the nature of the claim may require) from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (b) whether or not it desires to conduct the defense of the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand will be a liability of, and will be paid by, the Indemnifying Party.

                  (d) Except as provided in this Section 8.3(d) or in Section 8.3(e), in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute its liability with respect to such claim or demand and desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party will have the right to defend the Indemnified Party by appropriate proceedings with counsel of the Indemnifying Party's choosing (which will be reasonably satisfactory to the Indemnified Party), and will have the sole power to direct and control such defense, and in such case, if any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense; provided, however, that such Indemnified Party will be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if so requested by the Indemnifying Party to participate or if, in the opinion of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable; and provided, further, that the Indemnifying Party will not be required to pay for more than one such counsel for all Indemnified Parties in connection with any claim. The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such claim.

                  (e) If the Indemnifying Party fails so to notify the Indemnified Party within the Notice Period or does not conduct the defense of the Indemnified Party against such claim or demand, then the Indemnified Party will have the right to defend such claim or demand by appropriate proceedings with counsel of the Indemnified Party's choosing, and will have the sole power to direct and control such defense, and all reasonable costs and expenses incurred by the Indemnified Party in defending such claim or demand (together with the portion of any such claim or demand as to which any defense by the Indemnified Party is unsuccessful) will be a liability of, and will be paid (as incurred) by, the Indemnifying Party, subject to the respective limitations set forth in Sections 8.1 and 8.2, and in Section 10.4.

                  (f) Except in the circumstances contemplated by Section 8.3(e), the Indemnified Party will not settle, compromise or offer to settle or compromise a claim or demand without the consent of the Indemnifying Party, which consent will not be unreasonably withheld. The Indemnifying Party will not settle, compromise or offer to settle or compromise any claim or demand without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld; provided, however, that no such settlement or compromise will be made on a basis (i) that would result in the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any Affiliate thereof, or (ii) that involves the admission by any Indemnified Party of any liability or wrongdoing, or (iii) that does not include a full and unconditional release of the Indemnified Party from all liability in respect of such claim or demand.

                  (g) To the extent that the Indemnifying Party directs, controls or participates in the defense or settlement of any third party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel, during normal business hours, access to the relevant business records and other documents, and will permit them to consult with the employees and counsel of the Indemnified Party.

                  (h) All amounts paid by Buyer and Sellers, as the case may be, under this Article VIII will be treated as adjustments to the Purchase Price for Tax purposes.

         Section 8.4. Right of Buyer to Withhold Future Payments. Without limiting such other rights Buyer may have, if, prior to the time all payments are made pursuant to this Agreement, Buyer has learned of a breach of any representation, warranty, covenant, or agreement of the Company or any Seller contained in this Agreement, Buyer in its discretion may by written notice to Sellers deduct from the amount of such payment otherwise deliverable by Buyer at such time an amount the value of which is equal to the aggregate of (a) the amount necessary to cure or make whole such breach and (b) the amount of losses, liabilities, claims, damages, and expenses whatsoever incurred or demonstrably in prospect of being incurred by Buyer arising out of, based upon, or in connection with such breach, provided that the aggregate amounts deducted hereunder shall be subject to the limits set forth in Section 8.1 and Section
10.4 herein. The amount to be deducted shall be allocated among Sellers in the same proportion as the Percentage Ownership as set forth in the table in Annex A.

                       ARTICLE 9.        TERMINATION

         Section 9.1. Termination.

                  (a) This Agreement may be terminated at any time prior to
Closing:

                           (i)  by  mutual   agreement  of  Buyer  and  Majority
Holders;

                           (ii) by Buyer by giving  written  notice to  Sellers,
(i) if there has been a material violation or breach by Sellers or the Company of any of the material agreements, representations or warranties contained in this Agreement which has not been cured after a period of twenty days after notice thereof by Buyer and which has not been waived in writing or if there has been a material failure of satisfaction of a condition to the obligations of Buyer to close which has not been waived in writing or such condition becomes impossible of compliance (except by reason of Buyer's breach of its obligations hereunder) or (ii) if the Closing shall not have occurred on or before the date that is 120 days after the date this Agreement is entered into by reason of the failure of any condition under Section 7.1 or 7.2 (unless the failure results primarily from a breach by Buyer of any representation, warranty or covenant contained in this Agreement);

                           (iii) by Majority Holders by giving written notice to
Buyer, (i) if there has been a material violation or breach by Buyer of any of the material agreements, representations or warranties contained in this Agreement which has not been cured after a period of twenty days after notice thereof by Majority Holders and which has not been waived in writing or if there has been a material failure of satisfaction of a condition to the obligations of Sellers to close which has not been waived in writing or such condition becomes impossible of compliance (except by reason of Sellers' or Company's breach of their obligations hereunder) or (ii) if the Closing shall not have occurred on or before the date that is 120 days after the date this Agreement is entered into, by reason of the failure of any condition under Section 7.1 or 7.3 (unless the failure results primarily from a breach by the Company or Sellers of any representation, warranty or covenant contained in this Agreement); or

                           (iv) by either Buyer or Majority  Holders,  by giving
written notice of such termination to the other party, if Closing has not occurred on or prior to the date that is 120 days after the date this Agreement is entered into, provided, however, that the terminating party is not in material breach of its obligations under this Agreement.

                  (b) This Agreement will terminate prior to Closing automatically on the date 150 days after the date hereof.

         Section 9.2. Effect of Termination. In the event of the termination of this Agreement in accordance with Section 9.1, this Agreement will thereupon become void and have no effect, and no party will have any liability to any other party or their respective Affiliates, directors, officers or employees, except for the obligations of the parties contained in this Section 9.2 and in Sections 6.4 (Confidentiality), 6.5 (Public Disclosure), 6.13 (Non-Solicitation), 6.16 (Non-Circumvention), 10.1 (Notices), 10.5 (Return of Information), 10.6 (Expenses), 10.8(Governing Law; Submission to Jurisdiction; Selection of Forum) and 10.12 (Entire Agreement) (and any related definitional provisions set forth in Article I), and except that nothing in this Section 9.2 will relieve any party from liability for any breach of this Agreement that arose prior to such termination, for which liability the provisions of Article VIII will remain in effect in accordance with the provisions and limitations thereof.

                       ARTICLE 10.       IN GENERAL

         Section 10.1. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered in person or by telecopy, telex, or similar telecommunications equipment against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10.1) with a copy to each of the other parties hereto, provided however, that after the Closing all notices to the Company shall be sent to the Buyer. Any notice given to any corporate or limited liability company shall be addressed to the attention of the Secretary. Notice to the estate of any Party shall be sufficient if addressed to the party as provided in this Section 10.1. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this
Section 10.1 shall be deemed given at the time of receipt thereof.

       If to Sellers:       To the address set forth opposite such Sellers name
                            on Annex A.

       With a Copy to:      Michael R. Leas, Esq.
                            Fisher, Tousey, Leas & Ball
                            One Independent Drive, Suite 2600
                            Jacksonville, Florida  32202
                            Tel:  (904) 356-2600
                            Fax: (904) 355-0233
                            Email:  mleas@fishertousey.com
                                    ----------------------

       If to the Company:   SuperStock Inc.
                            c/o Kai Y. Chiang
                            7660 Centurion Parkway
                            Jacksonville, Florida 32256
                            Tel: (904) 680-1900
                            Fax: (904) 641-4480
                            Email:  kchiang@superstock.com
                                    ----------------------

       With a Copy to:      Michael R. Leas, Esq.
                            Fisher, Tousey, Leas & Ball
                            One Independent Drive, Suite 2600
                            Jacksonville, Florida  32202
                            Tel:  (904) 356-2600

                            Fax: (904) 355-0233
                            Email: mleas@fishertousey.com
                                   ----------------------

                            and

                            Lloyd L. Rothenberg, Esq.
                            Loeb & Loeb LLP
                            345 Park Avenue
                            New York, New York 10154
                            Tel: (212) 407-4937
                            Fax: (212) 407-4990
                            Email: lrothenberg@loeb.com
                                   --------------------


       If to Buyer:         a21, Inc.
                            c/o Lloyd L. Rothenberg, Esq.
                            Loeb & Loeb LLP
                            345 Park Avenue
                            New York, New York 10154
                            Tel: (212) 407-4937
                            Fax: (212) 407-4990
                            Email: apleus@a21group.com
                                   -------------------

       With a Copy to:      Lloyd L. Rothenberg, Esq.
                            Loeb & Loeb LLP
                            345 Park Avenue
                            New York, New York 10154
                            Tel: (212) 407-4937
                            Fax: (212) 407-4990
                            Email: lrothenberg@loeb.com
                                   --------------------

         Section 10.2. Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer, Majority Holders and each party adversely affected thereby, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and, except as otherwise expressly provided herein, not exclusive of any rights or remedies provided by Law.

         Section 10.3. No Assignment or Benefit to Third Parties. No party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of each of the other parties, and any attempt to assign this Agreement without such consent will be void and of no force or effect. Notwithstanding the foregoing, Buyer may assign it rights under this Agreement to any Affiliate and may collaterally assign its rights under this Agreement to any lender or other provider of financing to Buyer, provided that no such assignment will relieve Buyer from any obligation or liability hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Sellers, the Company or the Indemnified Parties, or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement creates any rights in any employees or groups of employees.

         Section 10.4. Survival. All of the respective representations, warranties, covenants and agreements of Sellers, the Company and Buyer contained in this Agreement, and all indemnification obligations of any party with respect thereto, will survive the Closing and any delivery of the Purchase Price by Buyer, irrespective of any investigation made by or on behalf of any party, for a period of two years following the Closing, except that: (a) the representations and warranties contained in Sections 3.2, 3.3(b), 3.4, 3.16 and 4.1, and Sellers' indemnification obligations pursuant to Section 8.1(a) with respect thereto will survive the Closing until expiration of the applicable statute of limitations with respect thereto; (b) the representations and warranties contained in Section 3.18 and Sellers' indemnification obligations pursuant to Section 8.1(a) with respect thereto shall survive the Closing for a period of six (6) years following the Closing, and (c) any covenant that contains an express term of years extending beyond a period of two years following the Closing and all indemnification obligations of any party with respect thereto, will survive Closing for such express term.

         Notwithstanding the foregoing, if notice of any claim for indemnification has been given (within the meaning of Section 10.1) within the applicable survival period provided by this Section 10.4, such claim for indemnification, and the underlying representations, warranties, covenants or agreements, and the indemnification obligations that are the subject thereof, will survive until such time as such claim is finally resolved. No investigation by any party made heretofore or hereafter will affect the respective representations and warranties of the parties contained herein and each such representation and warranty will survive such investigation as provided in this Agreement.

         Section 10.5. Return of Information. If for any reason whatsoever the Transaction is not consummated, Buyer will promptly return to the Company all Books and Records furnished by Sellers, the Company or any of their respective agents, employees, or representatives (including all copies, if any, thereof in any media). In such case, the use and disclosure of the information contained in such Books and Records will be governed by the provisions of Section 6.4.

         Section 10.6. Expenses. Except as otherwise expressly provided by this Agreement, whether or not the Transaction is consummated, all costs and expenses incurred in connection with this Agreement and the Transaction will be borne by the party incurring the same.

         Section 10.7. Schedules. The statements contained in any Exhibit or Schedule hereto shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of the Company and Sellers on the one hand, and the Buyer on the other hand, hereunder for all purposes of this Agreement. Any references herein to this Agreement shall be deemed to include all such Exhibits and Schedules. The disclosure of any matter in any Schedule referred to in Article III will be deemed to be a disclosure for all purposes of
Article III to which
such matter could reasonably be expected to be pertinent, so long as such disclosure contains sufficient detail to enable Buyer reasonably to determine which other Schedules may be implied. The disclosure of any matter in any Schedule will expressly not be deemed to constitute an admission by any Seller or Buyer, or otherwise to imply, that any such matter is material for the purposes of this Agreement.

         Section 10.8. Governing Law; Arbitration. This Agreement will be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of law. Each party agrees that any controversy, claim or dispute arising between or among the parties arising out of or relating to this Agreement or any breach thereof, including without limitation any dispute concerning the scope of this arbitration clause, shall be resolved as set forth below. Any party may seek injunctive relief, without the need to post a bond, pending the completion of arbitration under this Agreement. In the event a dispute arises relating to this Agreement, the parties agree to meet to resolve their disputes in good faith. If after good faith negotiations the dispute is not resolved, any party may demand arbitration by notifying in writing the American Arbitration Association ("AAA"). The notification will state with specificity the nature of the dispute and the amount of any claims. Arbitration shall be in accordance with the commercial arbitration rules of the AAA. Judgment upon the award rendered by the arbitrator as set forth herein may be entered in any court having jurisdiction thereof. Any such arbitration proceeding shall be conducted by a panel of three arbitrators who shall be practicing attorneys or retired judges, one to be chosen by the Buyer, one to be chosen by the Majority Holders, and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after the receipt of written notice from the other party requesting it to do so, such arbitrator shall be named forthwith by the Arbitration Committee of the AAA (the "Arbitration Committee"). If the two arbitrators fail to agree in the selection of a third arbitrator within thirty (30) days of their appointment, the Arbitration Committee shall forthwith appoint the third arbitrator. Arbitrators shall not be in a business relationship with or not under the control of any party or any of their affiliates. The parties shall be entitled to discovery in such manner and subject to such procedures as the arbitration panel shall determine. The judgment of the arbitration panel shall be final and binding on the parties. Each party shall bear its own costs related to such arbitration and shall jointly and equally share the costs of the arbitration panel. The place of arbitration shall be Jacksonville, Florida.

         Section 10.9. Inferences. Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of or against either party will be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

         Section 10.10. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 10.11. Specific Performance. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity, without the necessity of proving the inadequacy of money damages as a remedy or posting a bond or other security, and to obtain injunctive relief against any breach or threatened breach of such provisions.

         Section 10.12. Entire Agreement. This Agreement, including the Schedules and the Closing Documents, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. All Schedules and Exhibits are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         Section 10.13. Headings. The heading references herein and the tables and indexes hereto are for convenience purposes only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof.

         Section 10.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same Agreement.



NY290105.23
20477210003



             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.
                                                  A21, INC.


                                                  By:
                                                     -----------------------
                                                  Name:  Haim Ariav
                                                  Title: President

                                                  SUPERSTOCK, INC.


                                                  By:
                                                     -----------------------
                                                  Name:   James Ong
                                                  Title:  Chairman of the Board

                                                  SUPERSTOCK, INC.


                                                  By:
                                                     -----------------------
                                                  Name:   Kai Y. Chiang
                                                  Title:  Senior Vice President

                                TABLE OF CONTENTS
                                -----------------
                                                                                         PAGE
                                                                                         ----
ARTICLE 1               DEFINITIONS ..................................................    1
        Section 1.1             Certain Definitions ..................................    1
        Section 1.2             Interpretation .......................................    6

ARTICLE 2               PURCHASE AND SALE ............................................    7
        Section 2.1             Purchase and Sale of Shares ..........................    7
        Section 2.2             Purchase Price .......................................    7
        Section 2.3             Recapitalization .....................................    8
        Section 2.4             Purchase Price Adjustment ............................    9
        Section 2.5             Inability To Obtain Consents And Approvals ...........   12
        Section 2.6             Closing ..............................................   12

ARTICLE 3               REPRESENTATIONS AND WARRANTIES OF SELLERS ....................   12
        Section 3.1             Organization and Power of SSI ........................   12
        Section 3.2             Capital Structure ....................................   13
        Section 3.3             SSI Subsidiaries and Investments .....................   13
        Section 3.4             Corporate Authorization ..............................   14
        Section 3.5             Approvals ............................................   14
        Section 3.6             Non-Contravention ....................................   14
        Section 3.7             Binding Effect .......................................   14
        Section 3.8             Financial Statements; Certain Liabilities; Receivables   15
        Section 3.9             Assets ...............................................   16
        Section 3.10            Owned Real Property ..................................   16
        Section 3.11            Real Property Leases .................................   18
        Section 3.12            Compliance With Laws .................................   19
        Section 3.13            Litigation And Claims ................................   19
        Section 3.14            Intellectual Property ................................   19
        Section 3.15            Images ...............................................   23
        Section 3.16            Tax Matters ..........................................   25
        Section 3.17            Employee Benefits ....................................   27
        Section 3.18            Environmental Matters ................................   28
        Section 3.19            Labor Matters ........................................   29
        Section 3.20            Material Contracts ...................................   30
        Section 3.21            Relationships With Licensees, Customers, Suppliers,
                                Etc. .................................................   32
        Section 3.22            Absence Of Certain Developments ......................   32
        Section 3.23            Certain Interests of Affiliates ......................   34
        Section 3.24            Powers of Attorney ...................................   35
        Section 3.25            Insurance Policies ...................................   35
        Section 3.26            Banks ................................................   35
        Section 3.27            Books And Records ....................................   35
        Section 3.28            No Misrepresentation .................................   36
        Section 3.29            Finders' Fees ........................................   36

                                                                                       PAGE(S)
                                                                                       -------
ARTICLE 4.                      FURTHER REPRESENTATIONS AND WARRANTIES OF
                                SELLERS ..............................................   36
        Section 4.1                     Ownership of SSI Stock; Authority ............   36
        Section 4.2                     Approvals ....................................   37
        Section 4.3                     Non-Contravention ............................   37
        Section 4.4                     Litigation And Claims ........................   37
        Section 4.5                     Investment Representations ...................   37

ARTICLE 5                       REPRESENTATIONS AND WARRANTIES OF BUYER ..............   38
        Section 5.1                     Organization and Power of Buyer ..............   38
        Section 5.2                     Capital Structure ............................   38
        Section 5.3                     Corporate Authorization ......................   38
        Section 5.4                     Approvals ....................................   39
        Section 5.5                     Non-Contravention ............................   39
        Section 5.6                     Binding Effect ...............................   39
        Section 5.7                     SEC Documents, Financial Statements ..........   39
        Section 5.8                     Valid Issuance ...............................   40
        Section 5.9                     Investment Intent ............................   40
        Section 5.10                    Litigation and Claims ........................   40
        Section 5.11                    Finders' Fees ................................   41
        Section 5.12                    Purchase Price Note ..........................   41
        Section 5.13                    Binding Effect of SSI Documents ..............   41
        Section 5.14                    Solvency .....................................   41

ARTICLE 6                       CERTAIN COVENANTS ....................................   42
        Section 6.1                     Access .......................................   42
        Section 6.2                     Conduct of Business ..........................   42
        Section 6.3                     Reasonable Efforts; Further Assurances .......   44
        Section 6.4                     Confidentiality ..............................   44
        Section 6.5                     Public Disclosure ............................   45
        Section 6.6                     Notice of Certain Matters ....................   45
        Section 6.7                     Exclusivity ..................................   46
        Section 6.8                     Maintain Insurance Coverage ..................   46
        Section 6.9                     Certain Actions By Buyer Prior to Closing ....   46
        Section 6.10                    Accounts Receivable ..........................   46
        Section 6.11                    Non-Competition ..............................   47
        Section 6.12                    Covenants as to Employment Matters ...........   48
        Section 6.13                    Non-Solicitation .............................   48
        Section 6.14                    Restrictions on Resale .......................   48
        Section 6.15                    Sellers' Management Positions ................   48
        Section 6.16                    Non-Circumvention ............................   49
        Section 6.17                    Certain Tax Matters ..........................   49
        Section 6.18                    Options to Purchase Shares of a21 Common Stock   51
        Section 6.19                    Sharing of Swap Fee ..........................   52

ARTICLE 7                       CONDITIONS TO CLOSING ................................   53

                                                                                            PAGE(S)
                                                                                            -------
        Section 7.1                     Conditions to the Obligations of Buyer and Seller     53
        Section 7.2                     Further Conditions to the Obligation of Buyer ...     53
        Section 7.3                     Further Conditions to the Obligation of Sellers .     54
ARTICLE 8                       INDEMNIFICATION; REMEDIES ...............................     56
        Section 8.1                     Indemnification By Sellers ......................     56
        Section 8.2                     Indemnification By Buyer ........................     57
        Section 8.3                     Indemnification Procedures ......................     57
        Section 8.4                     Right of Buyer to Withhold Future Payments ......     59
ARTICLE 9                       TERMINATION .............................................     60
        Section 9.1                     Termination .....................................     60
        Section 9.2                     Effect of Termination ...........................     60
ARTICLE 10                      IN GENERAL ..............................................     61
        Section 10.1                    Notices .........................................     61
        Section 10.2                    Amendment; Waiver ...............................     62
        Section 10.3                    No Assignment or Benefit to Third Parties .......     62
        Section 10.4                    Survival ........................................     63
        Section 10.5                    Return of Information ...........................     63
        Section 10.6                    Expenses ........................................     63
        Section 10.7                    Schedules .......................................     63
        Section 10.8                    Governing Law; Arbitration ......................     64
        Section 10.9                    Inferences ......................................     64
        Section 10.10                   Severability ....................................     64
        Section 10.11                   Specific Performance ............................     65
        Section 10.12                   Entire Agreement ................................     65
        Section 10.13                   Headings ........................................     65
        Section 10.14                   Counterparts ....................................     65

                         TABLE OF EXHIBITS AND SCHEDULES

SCHEDULES
Schedule 1.1(a) .....  Required Approvals
Schedule 3.2(b) .....  Outstanding Rights, Options, Warrants
Schedule 3.3(a) .....  SSI Subsidiaries
Schedule 3.3(b) .....  SSI Subsidiary Liens
Schedule 3.3(c) .....  Minority Equity Investments
Schedule 3.3(d) .....  Financial Obligations re SSI Subsidiaries or Investments
Schedule 3.8(a) .....  Last Financial Statements
Schedule 3.8(b) .....  Audited Financial Statements
Schedule 3.8(c) .....  Certain Undisclosed Liabilities
Schedule 3.9 ........  Assets Used in the Business
Schedule 3.9(a) .....  Encumbrances on Assets
Schedule 3.10 .......  Owned Real Property
Schedule 3.10(a) ....  Encumbrances on Real Property
Schedule 3.11 .......  Real Property Leases
Schedule 3.12 .......  Governmental Approvals
Schedule 3.13(a) ....  Litigation and Claims
Schedule 3.13(b) ....  Litigation and Claims
Schedule 3.14(a) ....  Certain Owned Intellectual Property
Schedule 3.14(b) ....  Software
Schedule 3.14(c) ....  Licensed Intellectual Property
Schedule 3.14(f) ....  Exceptions to Rights to Intellectual Property
Schedule 3.14(g) ....  Intellectual Property Used in the Business
Schedule 3.14(h) ....  Claims as to Intellectual Property
Schedule 3.14(i) ....  Intellectual Property Licenses Granted by the Company
Schedule 3.15(a) ....  Top 1,000 Images and Exceptions to Rights to Images
Schedule 3.15(d) ....  Claims as to Images/Indemnification
Schedule 3.15(e) ....  Infringement
Schedule 3.15(f) ....  Images Storage or Handling Contracts
Schedule 3.15(h) ....  Terminated Images Contracts
Schedule 3.16(b) ....  Tax Matters
Schedule 3.17(a) ....  Company Benefit Plans
Schedule 3.18 .......  Environmental Matters
Schedule 3.19(a) ....  Employees.
Schedule 3.19(c) ....  Company Severance Policies
Schedule 3.19(d) ....  Exceptions to Compliance With Employment Laws
Schedule 3.20(a) ....  Material Contracts
Schedule 3.20(b) ....  Contract Status
Schedule 3.21(a) ....  Suppliers and Customers
Schedule 3.21(b) ....  Prepayments, Prepaid Invoices, Deposits
Schedule 3.21(c) ....  Purchases in Excess of $10,000
Schedule 3.21(d) ....  Termination of Business Relationship
Schedule 3.22 .......  Certain Developments

Schedule 3.24 .......  Power of Attorney/Guarantor
Schedule 3.23 .......  Certain Interests of Affiliates
Schedule 3.25 .......  Insurance Policies
Schedule 3.26 .......  Banks; Bank Accounts
Schedule 3.29 .......  Finders' Fees
Schedule 4.1(a) .....  Stock Ownership
Schedule 5.2(b) .....  Buyer Capitalization
Schedule 6.16 .......  Bankers, Financial Sources, Advisors and Intermediaries
Schedule 7.2(d) .....  Key Man Agreements
Schedule 7.2(f) .....  Loans to be Repaid or Refinanced
Schedule 7.3(d) .....  Guarantees
Exhibit 2.2(a)(i) ...  Purchase Price Note
Exhibit 2.2(a)(ii) ..  Escrow Agreement
Exhibit 2.2(e) ......  Warrant
Exhibit 2.2(b) ......  Revenue Projections
Exhibit 2.3(a)(i) ...  Plan of Recapitalization
Exhibit 2.3(a)(ii) ..  Articles of Amendment
Exhibit 2.3(a)(iii) .  Exchange Agreement
Exhibit 2.3(b) ......  Registration Rights Agreement
Exhibit 5.12(a) .....  Intercreditor Agreement
Exhibit 5.12(b) .....  SSI Security Agreement
Exhibit 5.12(c) .....  Mortgage Agreement
Exhibit 7.3(iv) .....  Guaranty

                                    EXHIBITS



Exhibits are the same exhibits as those attached to the November 10, 2003 Stock Purchase and Recapitalization Agreement, except as modified by the attached.

                                    ANNEX A

                             INDEX OF DEFINED TERMS

a21 Common Stock .........................................................    1
Acquisition Proposal .....................................................   46
Affiliates ...............................................................    1
Agreement ................................................................    1
Applicable Employee ......................................................    2
Approved Images ..........................................................   20
Arbitration Committee ....................................................   64
Articles of Amendment ....................................................    8
Audited Financial Statements .............................................    2
Auditors .................................................................    2
Books And Records ........................................................    2
Business .................................................................    1
Buyer ....................................................................    1
Buyer Indemnified Parties ................................................   56
Buyer Losses .............................................................   56
CERCLA ...................................................................    2
Claim Notice .............................................................   58
Closing ..................................................................    2
Closing Date .............................................................   12
Closing Documents ........................................................    2
Closing Net Worth ........................................................    9
Code .....................................................................    2
Company ..................................................................    1
Company Benefit Plans ....................................................    2
Company Confidential Information .........................................   44
Control ..................................................................    1
Definitive Financing Agreements ..........................................   54
Disclosing Party .........................................................   45
Dollars ..................................................................    6
Encumbrances .............................................................    2
Environment ..............................................................    2
Environmental Costs And Liabilities ......................................    3
Environmental Law ........................................................    2
Environmental Permits ....................................................    3
ERISA ....................................................................    3
ERISA Affiliate Benefit Plan .............................................   27
Escrow Agent .............................................................    3
Escrow Agreement .........................................................    3
Escrowed Amount ..........................................................    7
Estimated Net Worth ......................................................    7
Exchange Act .............................................................   39
Exchange Agreement .......................................................    8
Facility .................................................................    3
Final Closing Balance Sheet ..............................................   10

Final Post-Closing Adjustment ............................................   10
Financing ................................................................   49
First Short Year .........................................................   49
GAAP .....................................................................    3
Governmental Authorizations ..............................................    3
Governmental Entity ......................................................    3
Hazardous Substance ......................................................    3
Image ....................................................................   20
Indemnified Parties ......................................................    4
Indemnifying Party .......................................................    4
Independent Accountants ..................................................   10
Intellectual Property ....................................................   20
Intercreditor Agreement ..................................................   41
Last Balance Sheet Date ..................................................    4
Last Financial Statements ................................................    4
Law ......................................................................    4
Licensed Images ..........................................................   20
Licensed Intellectual Property ...........................................   20
Losses ................................................................   4, 57
Majority Holder ..........................................................    4
Material Adverse Change ..................................................   49
Material Adverse Effect ..................................................    4
Material Contracts .......................................................   30
Mortgage Agreement .......................................................   41
Net Worth ................................................................    4
New Common Shares ........................................................    8
Nonvoting Common Stock ...................................................    9
Notice Period ............................................................   53
Offered Images ...........................................................   20
Ordinary Course ..........................................................    4
Owned Images .............................................................   20
Owned Intellectual Property ..............................................   20
Participating Preferred Shares ...........................................    8
Party ....................................................................    6
Permitted Encumbrances ...................................................    4
Person ...................................................................    5
Personal Property ........................................................   16
Plan .....................................................................   45
Pre-Closing Taxes ........................................................   10
Preliminary Closing Balance Sheet ........................................    9
Preliminary Post-Closing Adjustment ......................................    9
Proposed Product or Service ..............................................   47
Purchase .................................................................    7
Purchase Price ...........................................................    7
Purchase Price Note ......................................................    7

Purchased Shares .........................................................    7
RCRA .....................................................................    2
Recapitalization .........................................................    8
Receivables ..............................................................    5
Receiving Party ..........................................................   42
Registration Rights Agreement ............................................    8
Release ..................................................................    5
Remaining Shares .........................................................    7
Remedial Action ..........................................................    5
Required Approvals .......................................................    5
SEC Documents ............................................................   39
Second Short Year ........................................................   49
Securities Act ...........................................................    5
Securities Laws ..........................................................    5
Seller Indemnified Parties ...............................................   57
Seller Losses ............................................................   57
Sellers ..................................................................    1
Sellers Account ..........................................................   55
Software .................................................................   20
SSI ......................................................................    1
SSI Security Agreement ...................................................   41
SSI Pledge ...............................................................   41
SSI Shares ...............................................................    6
SSI Subsidiaries .........................................................   12
Subsidiary ...............................................................    5
Swap Fee .................................................................   48
Tax Returns ..............................................................    6
Taxes ....................................................................    5
Third Party ..............................................................    6
Transaction ..............................................................    6
U.S. .....................................................................    6
Unapproved Images ........................................................   20
Warrants .................................................................    8